                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 Sunoco, Inc.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                                                      Sunoco, Inc.
[LOGO OF SUNOCO]                                      Ten Penn Center
                                                      1801 Market Street
                                                      Philadelphia, PA 19103-
                                                      1699

                           NOTICE OF ANNUAL MEETING

Dear Sunoco Shareholder:

On Thursday, May 3, 2001, Sunoco, Inc. will hold its 2001 Annual Meeting of Shareholders at the Moore College of Art and Design, Stewart Auditorium, 20th Street and the Parkway, Philadelphia, PA. The meeting will begin at 9:30 a.m.

Only shareholders who owned stock at the close of business on February 9, 2001 can vote at this meeting or any adjournments that may take place. At the meeting we will consider:

  1. Election of a Board of Directors;

  2. Approval of the Sunoco, Inc. Executive Incentive Plan;

  3. Approval of the Long-Term Performance Enhancement Plan II ("LTPEP II");

  4. Approval of the appointment of our independent auditors for fiscal year
     2001;

  5. A shareholder proposal regarding the nomination of directors, if such proposal is properly presented at the meeting; and

  6. Any other business properly presented at the meeting.

At the meeting we will also report on Sunoco's 2000 business results and other matters of interest to shareholders.

Your Board of Directors recommends that you vote in favor of proposals 1 through 4 and against proposal 5 above as further outlined in this proxy statement. This proxy statement also outlines the corporate governance practices at Sunoco, discusses our compensation practices and philosophy, and describes the Audit Committee's recommendation to the Board regarding our 2000 financial statements. We encourage you to read these materials carefully.

Whether or not you expect to attend the meeting, we urge you to vote promptly.

For those shareholders who consented to access the Proxy Statement and Annual Report through our Internet site (www.SunocoInc.com), we thank you for supporting our cost reducing efforts. For shareholders who may be interested in receiving information electronically in the future, you may indicate your preference when you vote.

The approximate date of mailing for this proxy statement and card as well as a copy of Sunoco's 2000 Annual Report is March 16, 2001. For further information about Sunoco, please visit our web site at www.SunocoInc.com.

                      By Order of the Board of Directors,

                                /s/ ANN C. MULE
                                  Ann C. Mule
               Assistant General Counsel and Corporate Secretary
                                March 16, 2001

                               TABLE OF CONTENTS
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
Questions and Answers......................................................    3
Proposals on Which You May Vote............................................    9
Nominees for the Board of Directors........................................   17
Statement on Corporate Governance..........................................   21
Board Committee Membership Roster..........................................   26
Directors' Compensation....................................................   27
Directors' and Officers' Ownership of Sunoco Stock.........................   28
Stock Performance Graph....................................................   30
Audit Committee Report.....................................................   31
Executive Compensation: Report of the Compensation Committee...............   32
Executive Compensation, Pension Plans & Other Arrangements.................   36
  Summary Compensation Table...............................................   36
  Option Grant Table.......................................................   38
  Other Long-Term Incentive Awards.........................................   39
  Aggregated Option/SAR Exercises and Year-End Values......................   40
  Severance Plans and Other Information....................................   41
  Pension Plans............................................................   42
Exhibits
  Exhibit A: Sunoco, Inc. Executive Incentive Plan.........................  A-1
  Exhibit B: Sunoco, Inc. Long-Term Performance Enhancement Plan II........  B-1

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                                       2

                             QUESTIONS AND ANSWERS
-------------------------------------------------------------------------------
1.  Q:    Who is entitled to vote?
    A: Shareholders as of the close of business on the record date, February 9, 2001, are entitled to vote at the Annual Meeting.

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2.  Q:    How do I cast my vote?
    A: There are four different ways you may cast your vote this year. You may vote by:

            (1) telephone, using the toll-free number listed on each proxy card (if you are a shareholder of record) or vote instruction card (if your shares are held by a bank or broker);
            (2) the Internet, at the address provided on each proxy or vote instruction card;
            (3) marking, signing, dating, and mailing each proxy card or vote instruction card and returning it in the envelope provided. If you return your signed proxy or vote instruction card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the first four proposals and AGAINST the fifth proposal. For voting procedures for shares held in the Sunoco, Inc. Capital Accumulation Plan or "SunCAP," Sunoco's 401(k) Plan for employees, see Question 9; or
            (4) attending the meeting (if your shares are registered directly in your name on Sunoco's books and not held through a broker, bank or other nominee).

            If you are the registered shareholder (that is, if you hold your stock in your name), you can vote by telephone or electronically through the Internet by following the instructions provided on the proxy card. You will need to use the individual control number that is printed on your proxy card in order to authenticate your ownership.

            If your shares are held in "street name" (that is, they are held in the name of a broker, bank or other nominee), or your shares are held in custody for your account by Bankers Trust Company, a subsidiary of Deutsche Bank, as trustee for SunCAP, you will receive instructions with your materials that you must follow in order to have your shares voted. Please check your proxy or voting instruction card to determine whether you will be able to vote by telephone or electronically.

            The deadline for voting by telephone or electronically is 11:59 a.m. Eastern U.S. Time, May 2, 2001.

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                                       3

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3.  Q:    How do I revoke or change my vote?
    A:    To revoke or change your vote:

            (1) notify Sunoco's Corporate Secretary in writing at any time before the meeting;
            (2) submit a later dated proxy by mail, telephone, or via the
                Internet; or
            (3) vote in person at the meeting (if your shares are registered directly in your name on Sunoco's books and not held through a broker, bank, or other nominee).

            The latest dated, properly completed proxy that you submit whether by mail, telephone or the Internet will count as your vote. If a vote has been recorded for your shares and you submit a proxy card that is not properly signed or dated, the previously recorded vote will stand.

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4.  Q:    Who will count the vote?
    A: Representatives of Independent Voting Services, an independent tabulator, will count the vote and act as the judge of election.

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5.  Q:    Is my vote confidential?
    A: Proxy cards, vote instruction cards, telephone and Internet voting reports, ballots and voting tabulations that identify individual shareholders are returned directly to Independent Voting Services and are handled in a manner that protects your voting privacy. As a registered shareholder or Non-Objecting Beneficial Owner, your vote will not be disclosed to Sunoco except: (1) as needed to permit Independent Voting Services to tabulate and certify the vote; (2) as required by law; or (3) in limited circumstances such as a proxy contest in opposition to the Board. Additionally, all comments written on the proxy or vote instruction card or elsewhere will be forwarded to Sunoco, but your identity will be kept confidential unless you specifically ask that your name be disclosed.

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6.  Q:    What shares are included on the proxy or vote instruction card(s)?
    A: The shares on your proxy or vote instruction card(s) represent those shares registered directly in your name, those held on account in Sunoco's Shareholder Access & Reinvestment Plan or "SHARP" and SunCAP shares. If you do not cast your vote, your shares (except for those in SunCAP) will not be voted. See
          Question 9 for an explanation of the voting procedure for shares in SunCAP.

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                                       4

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7.  Q:    What does it mean if I get more than one proxy or vote instruction card?
    A: If your shares are registered differently and are in more than one account, you will receive more than one card. Please complete and return all of the proxy or vote instruction cards you receive (or vote by telephone or the Internet) to ensure that all of your shares are voted.

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8.  Q:    How many shares can vote?
    A: As of the February 9, 2001 record date, 84,779,786 shares of Sunoco common stock were issued and outstanding. Every shareholder of common stock is entitled to one vote for each share held as of the record date.

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9.  Q:    How is Sunoco common stock in SunCAP voted?
    A: Voting instructions from SunCAP participants are maintained in the strictest confidence and will not be disclosed to Sunoco. If you hold shares of Sunoco common stock through SunCAP, you may vote by instructing the SunCAP trustee, Bankers Trust Company, a subsidiary of Deutsche Bank, how to vote your shares pursuant to the instruction card that is mailed to you with this Proxy Statement. If you do not provide voting instructions, or provide unclear voting instructions, then Bankers Trust will vote the shares in your SunCAP account in proportion to the way the other SunCAP participants voted their shares.

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10. Q:    What is a "quorum"?
    A: A "quorum" is a majority of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held, and a proposal must receive more than 50% of the shares voting to be adopted. If you submit a timely, properly executed proxy or vote instruction card, then you will be considered part of the quorum, even if you abstain from voting.

          Abstentions: Abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention. Abstentions and withheld votes are counted as shares present and entitled to be voted.

          Broker Non-Votes: Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the shareholder, and (2) the broker lacks the authority to vote the shares at his/her discretion. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting, and they are not counted as shares present and entitled to be voted with respect to the matter on which the broker has not voted expressly.

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                                       5

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11. Q:    Who can attend the Annual Meeting and how do I get a ticket?
    A: All shareholders who owned shares on February 9, 2001 may attend. Just check the box on your proxy or vote instruction card, or as indicated on the Internet site, or press the appropriate key if voting by telephone. If your shares are held through a broker and you'd like to attend, please write to Ann C. Mule, Assistant General Counsel and Corporate Secretary, Sunoco, Inc., 1801 Market Street, Philadelphia, PA 19103-1699. Include a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker), and we will send you a ticket.

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12. Q:    How will voting on any other business be conducted?
    A: Although we do not know of any business to be considered at the 2001 Annual Meeting other than the proposals described in this proxy statement, if any other business is presented at the Annual Meeting, your signed proxy or vote instruction card, or your authenticated Internet or telephone proxy gives authority to John
          G. Drosdick, Sunoco's Chairman, Chief Executive Officer, and President and Ann C. Mule, Sunoco's Assistant General Counsel and Corporate Secretary, to vote on such matters at their discretion.

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13. Q:    Do I have to continue receiving this information in the mail?
    A: No, you can minimize the amount of information you receive through the mail:

            (1) If you are a registered shareholder:
                (a) Contact our transfer agent at 800-888-8494 and arrange to receive only one copy of Sunoco's annual report and other mailings during the year, regardless of the number of accounts you have; or
                (b) Agree to access the annual report and proxy statement on the Internet by completing the question regarding consent included on your proxy or vote instruction card, on the Internet site, or on the telephone. You will be notified when you receive your proxy card that the materials are available on our web site (www.SunocoInc.com).
            (2) If you hold shares through a stock broker: Contact your broker and arrange to receive one set of materials, or indicate your preference to access the documents on the Internet.

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                                       6

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14. Q:    Does any shareholder own 5% or more of Sunoco's common stock?
    A: As of December 31, 2000, these shareholders have reported the following ownership of Sunoco's common stock:

            ------------------------------------------------------------
                                                             Percent of
                                                             Outstanding
               Shareholder Name and Address         Shares     Shares
            ------------------------------------------------------------
            ------------------------------------------------------------
         Capital Research and Management Company
         333 South Hope Street                     4,992,000     5.9
         Los Angeles, CA 90071
            ------------------------------------------------------------
         Morgan Stanley Dean Witter & Co.
         1585 Broadway                             4,452,471     5.2
         New York, NY 10036
            ------------------------------------------------------------
         AXA, and related affiliates, as a group
         25, avenue Matignon                       4,320,375     5.1
         75008 Paris, France
            ------------------------------------------------------------

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15. Q:    When are the shareholder proposals for the 2002 Annual Meeting due?
    A: All shareholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to Ann C. Mule, Assistant General Counsel and Corporate Secretary, Sunoco, Inc., Ten Penn Center, 1801 Market Street, Philadelphia, PA 19103-1699 by November 15, 2001.

          Additionally, Sunoco's advance notice bylaw provisions require that any shareholder proposal to be presented from the floor of the 2002 Annual Meeting must be submitted in writing to Ann C. Mule, at the above address, by December 31, 2001, and must be accompanied by:

          . the name, residence and business address of the proposing shareholder;

          . a representation that the shareholder is a record holder of Sunoco stock or holds Sunoco stock through a broker and the number of shares held; and

          . a representation that the shareholder intends to appear in person or by proxy at the 2002 Annual Meeting to present the proposal. A proposal may be presented from the floor only after Sunoco's Board of Directors has determined that it is a proper matter for consideration under our bylaws.

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                                       7

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16. Q:    Can a shareholder nominate someone to be a director of Sunoco?
    A: As a shareholder, you may recommend any person as a nominee for director of Sunoco by writing to the Governance Committee of the Board of Directors, c/o Sunoco, Inc., Ten Penn Center, 1801 Market Street, Philadelphia, PA 19103-1699. Recommendations must be received by December 31, 2001 for the 2002 Annual Meeting, and must be accompanied by:

            . the name, residence and business address of the nominating shareholder;

            . a representation that the shareholder is a record holder of Sunoco stock or holds Sunoco stock through a broker and the number of shares held;

            . a representation that the shareholder intends to appear in person or by proxy at the 2002 Annual Meeting to nominate the individual(s) if the nominations are to be made at a shareholder meeting;

            . information regarding each nominee which would be required to be included in a proxy statement;

            . a description of any arrangements or understandings between and among the shareholder and each and every nominee; and

            . the written consent of each nominee to serve as a director, if elected.

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17. Q:    How much did this proxy solicitation cost?
    A: Morrow & Co., Inc. was hired to assist in the distribution of proxy materials and the solicitation of votes for a fee of $10,000, plus estimated out-of-pocket expenses of $20,000. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

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                                       8

                        PROPOSALS ON WHICH YOU MAY VOTE
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1.ELECTION OF DIRECTORS

  There are 13 nominees for election this year. Detailed information on each is provided on pages 17 to 20. All directors are elected annually, and serve a one-year term until the next Annual Meeting. If any director is unable to stand for re-election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxy votes in favor of the original director candidate will be counted for the substituted candidate.

  Your Board unanimously recommends a vote FOR each of these directors.

2. APPROVAL OF THE SUNOCO, INC. EXECUTIVE INCENTIVE PLAN

  For a number of years, Sunoco has used its Executive Incentive Plan in order to facilitate the realization of identified business goals. The Executive Incentive Plan provides competitive incentive opportunities to employees who can significantly influence Sunoco's performance and improves Sunoco's ability to attract and motivate its management team. Sunoco intends to continue to use the Executive Incentive Plan to help meet its business goals. This year, Sunoco's Board of Directors proposes that you approve our existing Executive Incentive Plan so that if established goals and targets are met, certain payments that would be made under this plan to Sunoco's most highly compensated executive officers may be deducted by Sunoco for federal income tax purposes.

  Generally, Section 162(m) of the Internal Revenue Code does not permit publicly held companies like Sunoco to deduct compensation paid to certain executive officers to the extent it exceeds $1 million per officer in any year. However, a performance-based compensation plan that is approved by shareholders at least once every five years will not be subject to this deduction limit. So long as Sunoco complies with these and other requirements set forth in Code Section 162(m), all amounts paid to executive officers under the plan will qualify for a federal tax deduction by Sunoco.

   Summary Plan Description: The following is only a brief summary of the material terms of the plan, and does not describe all the terms of the plan. We urge you to read the complete text of the plan included as Exhibit A to this proxy statement.

   . The purpose of the plan is to promote the achievement of Sunoco's short-term, targeted business objectives by providing competitive incentive reward opportunities to those executive employees who can significantly impact Sunoco's financial and operating performance. The plan is designed to enhance Sunoco's ability to attract and motivate individuals as members of a talented management team while aligning their interests with those of the shareholders.

   . The Compensation Committee of Sunoco's Board of Directors administers the plan. This Committee is composed entirely of outside directors of Sunoco, as defined under Code Section 162(m). None of the members receive any additional compensation from Sunoco for administering this plan. The plan will continue in effect until terminated by the Committee.

   . Awards made under the plan may be based on the overall performance of the Company, and also may recognize business unit, team and/or individual performance. No payment will be made under the plan to the Chief Executive Officer or any of the next four most highly compensated executive officers, unless the Committee certifies that at least the minimum objective performance goals have been met. Such performance goals may include specific or relative targeted amounts of, or changes in: revenues; expenses; net income; operating income; equity; return on equity, assets or capital employed; working capital; shareholder return; operating capacity utilized; production or sales volumes or throughput; health, environment and safety goals; or other objective criteria.

   . The Committee has the power to reduce the amount payable to, or to determine that no amount will be paid to, a participant. The Committee also may require that awards be paid in the form of Sunoco common stock if a participant has failed to meet the minimum stock ownership guidelines (as described on page 32). A total of 100,000 shares of Sunoco common stock has been reserved for this purpose.

   . The amount of any award for any participant is defined by reference to a target percentage of actual base salary determined, from time to time, by the Committee. In the event that Sunoco achieves less than the target goals, but attains at least certain minimum threshold goals established by the Committee, participants in the plan will receive a portion of the target percentage. If Sunoco attains results that exceed the target goals established by the Committee, participants will receive a proportionately larger payment but in no event greater than two times the target percentage. In the event that Sunoco does not achieve at least the minimum threshold goals, no award payment will be made.

   . The amount of future payments under the Executive Incentive Plan cannot be determined at this time, since they will be based on Sunoco's future financial and operating performance, and applicable future performance goals and target percentages to be established by the Committee.

  Your Board unanimously recommends a vote FOR the approval of the Sunoco, Inc. Executive Incentive Plan.

3. APPROVAL OF THE LONG-TERM PERFORMANCE ENHANCEMENT PLAN II (LTPEP II)

  Sunoco's continued growth and profitability depends, in large part, upon its ability to maintain a competitive position in attracting and retaining key personnel. Long-term compensation is an integral part of the total compensation package. Therefore, Sunoco's Board of Directors proposes that you approve the LTPEP II (for which four million shares of Sunoco common stock will be reserved for issuance).

   Summary Plan Description: The purpose of the LTPEP II is to attract, retain and reward individuals who can and do contribute to Sunoco's success. Awards may be made to management and key employees as well as directors. The Compensation Committee, comprised entirely of outside directors of the Company as defined under Code Section 162(m), administers this plan. None of the members receive additional compensation from Sunoco for administering this plan. The following description of the LTPEP II is only a summary, and we urge you to read the complete text of the plan, which is included as Exhibit B to this proxy statement. The LTPEP II has the following types of awards and other terms:

   . Stock Options and Incentive Stock Options. Each option will be exercisable during a period fixed by the Committee, beginning no earlier than one year, and ending no later than ten years, after the date of grant. Options may be transferred only by will, pursuant to the laws of descent and distribution, in response to a qualified domestic relations order, or during the participant's lifetime to an immediate family member (with certain restrictions). The purchase price payable upon exercise of an option will not be less than the fair market value of a share of Sunoco common stock on the date the option is granted. The purchase price may be paid in cash or in shares of Sunoco common stock. Upon termination of the participant's employment, unvested options will be canceled immediately, and vested options will be canceled ninety days after the date of the participant's termination (other than for just cause as defined in the plan). However, to the extent exercisable, options may be exercised for a period of up to sixty months following a termination of employment by reason of death, permanent disability or retirement, as determined by the Committee. The maximum number of options that may be granted to any single participant in any one calendar year will not exceed 400,000.

   . Limited Rights. The Committee may grant related limited rights to any participant who has been awarded options under the LTPEP II. Limited rights are immediately exercisable in full upon grant for a period up to seven months following a change in control of Sunoco. Upon the exercise of limited rights, payment will be made in cash in an amount equal to the difference between the exercise price of the related option and the greater of (a) the highest price per share of Sunoco common stock paid in connection with the change in control or (b) the highest price per share of Sunoco common stock during the sixty-day period prior to the change in control. Exercise of limited rights reduces options held on a one-for-one basis. Generally, limited rights will terminate upon the participant's death or termination of employment unless such termination of employment is due to retirement or disability, in which case the participant may exercise limited rights within six months of such termination to the extent they are exercisable. A participant whose employment is terminated for other than just cause, as defined in the plan, following a change in control of Sunoco, may exercise limited rights during the seven-month period following the change in control during the related option period.

   . Common Stock Units. A common stock unit, or "CSU," is a right to receive a share of Sunoco common stock and related dividend equivalents which are paid in cash. At the time of the grant, the Committee will determine whether this right will be conditioned only upon continued employment with Sunoco for a certain period of time, or whether it will be further conditioned upon the attainment, during the period, of certain predetermined objective performance goals (based upon financial or operating measures). CSUs usually will terminate upon the participant's termination of employment. However, if termination is due to death, permanent disability or retirement, payment of all performance-based CSUs and applicable dividend equivalents will be made at the end of the performance period, as though the participant had continued in the employment of the Company through such period. In the event of a change in control of the Company, all outstanding CSUs and related dividend equivalents will be paid out at the target level.

     . For CSUs conditioned only upon continued employment with Sunoco, the performance period will not be less than three years.

     . For performance-based CSUs, the number of shares actually earned will vary depending upon the levels of certain performance goals actually achieved.

   . Minimum Stock Ownership Guidelines. For participants that have failed to meet the minimum stock ownership guidelines (as described on pages 27 and 32), the Committee has the power to impose restrictions on the sale or other disposition of any Sunoco common stock received by those participants as a result of any exercise of stock options or payment of CSUs.

   . Federal Tax Consequences. A participant will not realize any income and Sunoco will not receive any deduction for federal income tax purposes, upon the grant of options, limited rights or CSUs. With regard to stock options or limited rights, ordinary income will be realized by the participant at the time shares are received or cash is paid upon exercise. For stock options, the amount of income will be equal to the difference between the stock option price and the fair market value of shares of Sunoco common stock on the date of the exercise. For limited rights, the amount of income will be equal to the cash received. Ordinary income will be realized by a participant in the year in which CSUs are paid, in an amount equal to the fair market value of the shares of Sunoco common stock issued at the end of the performance period and the dividend equivalents paid. Income received by a participant pursuant to a limited right or CSU which is received upon a change in control of Sunoco may be subject to a twenty-percent excise tax as an "excess parachute payment." Sunoco will receive a deduction on its consolidated federal income tax return for the taxable year in which the participant realizes ordinary income from the exercise of stock options, limited rights, or CSUs. A participant will not recognize taxable income from the exercise of an incentive stock option, so long as the participant holds the stock received until the later of two years from the date of grant or one year from the date of exercise. The exercise of an incentive stock option will result in a tax preference item for the alternative minimum tax of an amount equal to the difference between the stock option price and the fair market value of the shares of Sunoco common stock on the date of exercise.

   . Adjustments. If there is a change in the number of outstanding shares of Sunoco common stock as a result of any stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Sunoco common stock to be issued under the LTPEP II, or under the awards previously granted under the LTPEP II.

   . Amendments. The Committee may terminate or amend the LTPEP II at any time, without shareholder approval. However, without shareholder approval, the Committee may not amend the LTPEP II in certain respects, including amendments which would (a) increase the maximum award levels established in LTPEP II, including the maximum number of shares of Sunoco common stock which may be issued under the LTPEP II (except for adjustments as described above); (b) extend the term during which an option may be exercised beyond ten years from the date of grant; or (c) alter the terms of any previously granted option in order to reduce the option price, or cancel any outstanding option award and replace it with a new option, having a lower option price, where the economic effect would be the same as reducing the option price of the cancelled option.

  Your Board of Directors unanimously recommends a vote FOR the approval of the LTPEP II.

4. APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2001

  The Audit Committee has recommended, and the Board has approved, the appointment of Ernst & Young LLP as our independent auditors for the fiscal year 2001 subject to your approval. Ernst & Young has served as our independent auditors since 1996. They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. Representatives of Ernst & Young will attend the Annual Meeting to answer appropriate questions. They also may make a statement. The work performed by Ernst & Young during 2000 and the related fees are set forth below.

  a. Audit Fees

  Ernst & Young provided audit services to Sunoco consisting of the annual audit of Sunoco's 2000 consolidated financial statements and reviews of the financial statements in the 2000 Forms 10-Q. The fees paid to Ernst & Young for these services were $503,560.

  b. Financial Information System Design and Implementation Fees

  Ernst & Young did not perform any financial information system design or implementation work for Sunoco during 2000.

  c. All Other Fees

  Ernst & Young provided various audit-related services to the Company, including consultation on accounting and reporting matters, audits of separate financial statements of subsidiaries and affiliates and employee benefit plans and procedures performed in connection with certain filings with the SEC. Ernst & Young also provided non-audit-related services, primarily consultation on tax-related matters. Fees for these services performed during 2000 are as follows:

    Audit-Related Services      $516,623
    Non-Audit Related Services   281,899
                                --------
                                $798,522
                                ========

  Your Board unanimously recommends a vote FOR the approval of Ernst & Young's appointment as independent auditors for the fiscal year 2001.

5. SHAREHOLDER PROPOSAL

  Mr. Bartlett C. Naylor, 1255 North Buchanan Street, Arlington, VA 22205, owner of 200 shares of Sunoco common stock, has given notice to Sunoco that he intends to present the following resolution at the Annual Meeting:

   "Resolved: The shareholders urge our board of directors to take the necessary steps to nominate at least two candidates for each open board position, and that the names, biographical sketches, SEC-required declarations and photographs of such candidates shall appear in the company's proxy materials (or other required disclosures) to the same extent that such information is required by law and is our company's current practice with the single candidates it now proposes for each position."

  Supporting statement of Mr. Naylor:

   "Although our company's board appreciates the importance of qualified people overseeing management, we believe that the process for electing directors can be improved.

   Our company currently nominates for election only one candidate for each board seat, thus leaving shareholders no practical choice in most director elections. Shareholders who oppose a candidate have no easy way to do so unless they are willing to undertake the considerable expense of running an independent candidate for the board. The only other way to register dissent about a given candidate is to withhold support for that nominee, but that process rarely affects the outcome of director elections. The current system thus provides no readily effective way for shareholders to oppose a candidate that has failed to attend board meetings; or serves on so many boards as to be unable to supervise our company management diligently; or who serves as a consultant to the company that could compromise independence; or poses other problems. As a result, while directors legally serve as the shareholder agent in overseeing management, the election of directors at the annual meeting is largely perfunctory. Even directors of near bankrupt companies enjoy re-election with 90%+ pluralities. The "real" selection comes through the nominating committee, a process too often influenced, if not controlled, by the very management the board is expected to scrutinize critically.

   Our company should offer a rational choice when shareholders elect directors. Such a process could abate the problem of a chair "choosing" his own board, that is, selecting those directors he expects will reflexively support his initiatives, and shedding those who may sometimes dissent. Such a process could create healthy and more rigorous shareholder evaluation about which specific nominees are best qualified.

   Would such a process lead to board discontinuity? Perhaps, but only with shareholder approval. Presumably an incumbent would be defeated only because shareholders considered the alternative a superior choice. Would such a procedure discourage some candidates? Surely our board should not be made of those intolerant of competition. Would such a procedure be "awkward" for management when it recruits candidates? Hopefully so. (Management could print a nominee's name advanced by an independent shareholder to limit such embarrassment.) The point is to remove the "final" decision on who serves as a board director from the hands of management, and place it firmly in those of shareholders.

   We urge you to vote FOR this proposal."

  Your Board of Directors recommends that you vote AGAINST this proposal for the following reasons:

   . Sunoco's Board of Directors is currently comprised of eleven directors who are independent under the newly revised and more stringent NYSE rules, and one inside director, the CEO. The Governance Committee is comprised of six directors all of whom are independent. The Board and Governance Committee take corporate governance and board practices very seriously. Because the Board is of the view that all shareholders should be informed about these practices, they are published each year in Sunoco's proxy statement (see page 21). Sunoco's Board is of the view that the current practices used to identify and select a slate of Board candidates have worked and continue to work well for its shareholders.

   . Under Sunoco's Bylaws, the Board of Directors and Governance Committee are responsible for annually identifying the best individual candidates for election to the Board. The proposal suggests that the current system is not effective to address director absences, commitments to too many boards, or other problems. On the contrary, with regard to individuals currently sitting on Sunoco's Board, the Committee undertakes an annual individual director evaluation process which considers the director's independence, possible conflicts of interest, attendance, participation, outside board commitments, as well as other performance criteria deemed relevant by the Committee. The Board and the Committee also have a comprehensive process to identify new potential candidates. The evaluation process for potential candidates includes an analysis of independence; potential conflicts of interest; consideration of the number of outside boards a candidate sits on; and other factors deemed relevant; as well as interviews with the potential candidates.

   . In selecting a slate of candidates each year, the Committee and the Board carefully consider the performance and qualifications not just of each individual but of the group as a whole, and nominate the persons that they believe will together best serve the shareholders. An election of only some of the identified candidates creates a risk that the resulting Board would lack some types of experience, skills or diversity. The Board believes that if they followed the procedure set forth in the proposal and nominated twice as many candidates to the Board as there are seats (in our case this would mean nominating 26 candidates each year because Sunoco doesn't have a classified board), they would fail in their fiduciary duty to Sunoco's shareholders to identify and recommend only the most qualified slate.

   . In addition, it should be noted that Sunoco's Bylaws provide shareholders with a mechanism to nominate candidates for the Board to the Governance Committee. This is more fully described on page 8 of this proxy statement.

   . The Board believes that the proposal is not an efficient or effective way to select directors. Locating competent candidates and evaluating these individuals to make up a slate of 26 nominees willing to stand for election under the proposed conditions each year would be a time consuming task and could divert the Board's focus from other matters that are of importance to the shareholders. The Board believes that the proposal is not in the best interests of the shareholders of the Company.

  Your Board unanimously recommends a vote AGAINST this proposal.

-------------------------------------------------------------------------------

                      NOMINEES FOR THE BOARD OF DIRECTORS
-------------------------------------------------------------------------------

[PHOTO OF RAYMOND E.
CARTLEDGE]
                 RAYMOND E. CARTLEDGE                      Director since 1990
                 Age 71

                 Mr. Cartledge retired as Chairman of Savannah Foods & Industries, Inc. in October 1997, a position he had held since April 1996. Mr. Cartledge retired as Chairman and Chief Executive Officer of Union Camp Corporation in June 1994, a position he had held since 1986. Mr. Cartledge is Chairman of the Board for Generac Portable Products, Inc. He is also a director of Chase Industries, Inc.; Delta Air Lines, Inc.; and UCAR International.

[PHOT0 OF ROBERT J.
DARNALL]
                 ROBERT J. DARNALL                         Director since 2000
                 Age 62

                 Mr. Darnall is the Chairman and Chief Executive Officer of Prime Advantage Corp. He retired as President and Chief Executive Officer of Ispat North America, Inc. in January 2000, a position he had held since November 1998. He was Chairman, Chief Executive Officer, and President of Inland Steel Industries, Inc. from September 1992 to October 1998. Mr. Darnall is also a director of Household International, Inc.; Cummins, Inc.; Pactiv Corporation; and The Federal Reserve Bank of Chicago.

[PHOTO OF JOHN G.
DROSDICK]
                 JOHN G. DROSDICK                          Director since 1996
                 Age 57

                 Mr. Drosdick was elected Chairman and Chief Executive Officer in May 2000. Mr. Drosdick has been a director and President of Sunoco since December 1996. He was also Chief Operating Officer from December 1996 to May 2000. He was President and Chief Operating Officer of Ultramar Corporation from June 1992 to August 1996. He is also a director of Hercules Incorporated and Lincoln National Corporation.

[PHOTO OF MARY
JOHNSTON EVANS]
                 MARY JOHNSTON EVANS                       Director since 1980
                 Age 71

                 Mrs. Evans is a former Vice-Chairman of Amtrak, and is a director of Delta Air Lines, Inc.; Household International, Inc.; Moody's Corporation; and Saint-Gobain Corp.

                      NOMINEES FOR THE BOARD OF DIRECTORS
-------------------------------------------------------------------------------

[PHOTO OF URSULA F.
FAIRBAIRN]
                 URSULA F. FAIRBAIRN
                 Age 58

                 Ms. Fairbairn is Executive Vice President, Human Resources & Quality, American Express Co., a position she has held since 1996. Previously, Ms. Fairbairn was Senior Vice President, Human Resources at Union Pacific from 1990 until 1996. She is also a director of Air Products & Chemicals, Inc. and VF Corporation.

[PHOTO OF THOMAS P.
GERRITY]
                 THOMAS P. GERRITY                         Director since 1990
                 Age 59

                 Dr. Gerrity is the Director, Wharton Electronic Business Initiative, and has been a Professor of Management at The Wharton School of the University of Pennsylvania since 1990. He also served as Dean of The Wharton School from 1990 through his retirement in July 1999. He is a director of CVS Corporation; Fannie Mae; Internet Capital Group, Inc.; Investor Force Holdings, Inc.; Knight Ridder; Purchasing Solutions, Inc. d/b/a ICG Commerce, Inc.; Reliance Group Holdings, Inc.; and is a trustee of the MAS Funds of Miller, Anderson & Sherrerd, LLP.

[PHOTO OF ROSEMARIE
B. GRECO]
                 ROSEMARIE B. GRECO                        Director since 1998
                 Age 54

                 Ms. Greco is the Principal of GRECOventures. Until August 1997, Ms. Greco was President of CoreStates Financial Corp., and President and Chief Executive Officer of CoreStates Bank. She served as Chief Banking Officer of CoreStates Financial Corp. from August 1994 to June 1996; Chief Retail Services Officer from October 1993 to August 1994; and was a bank director from April 1992 to August 1997. She was the President and Chief Executive Officer of CoreStates First Pennsylvania Bank Division of CoreStates Bank from March 1991 to August 1994. Ms. Greco is also a director of Exelon Corp.; Pennsylvania Real Estate Investment Trust; PRWT ComServe, Inc.; Radian Group, Inc.; and SEI Investments.

                      NOMINEES FOR THE BOARD OF DIRECTORS
-------------------------------------------------------------------------------

[PHOTO OF JAMES G.
KAISER]
                 JAMES G. KAISER                           Director since 1993
                 Age 58

                 Mr. Kaiser is Chairman, Chief Executive Officer and a director of Avenir Partners, Inc. and President and a director of Kaiser Services, LLC. He retired as President, Chief Executive Officer and director of Quanterra Incorporated in January 1996, positions he had held since June 1994. Quanterra succeeded to businesses of the environmental analytical services division of International Technology Corporation and Enseco (a unit of Corning Incorporated) for which Mr. Kaiser had been President and Chief Executive Officer since June 1992. Previously, he had served as Senior Vice President and General Manager of Corning's Technical Products Division and Latin America/Asia Pacific Exports Group since 1984. Mr. Kaiser is also a director of AutoTradeCenter, Inc.; Mead Corp. and The Stanley Works.

[PHOTO OF ROBERT D.
KENNEDY]
                 ROBERT D. KENNEDY                         Director since 1995
                 Age 68

                 Mr. Kennedy retired in September 1999 as Chairman of the Board and in July 1998 as Chief Executive Officer of UCAR International, positions he had held since March 1998. He retired as Chairman of the Board of Union Carbide Corporation in December 1995, a position he had held since December 1986. Previously, Mr. Kennedy served as its Chief Executive Officer from April 1986 to April 1995 and its President from April 1986 to 1993. Since 1985, he has been one of its directors. Mr. Kennedy is also a director of Chase Industries; International Paper; and Kmart Corporation.

[PHOTO OF NORMAN S.
MATTHEWS]
                 NORMAN S. MATTHEWS                        Director since 1999
                 Age 68

                 Mr. Matthews, a retail consultant, was previously President, Federated Department Stores and is currently a director of Finlay Enterprises, Inc.; Lechters, Inc.; The Progressive Corp.; and Toys "R" Us, Inc.

                      NOMINEES FOR THE BOARD OF DIRECTORS
-------------------------------------------------------------------------------

[PHOTO OF R.
ANDERSON PEW]
                 R. ANDERSON PEW                            Director since 1978
                 Age 64

                 Mr. Pew retired from Sunoco in May 1996 as Chief Executive Officer of Radnor Corporation, a position he had held since March 1995, and as President of Helios Capital Corporation, a position he had held since September 1977, both Sunoco subsidiaries. Mr. Pew joined Sunoco in 1958, and served as Corporate Secretary from May 1974 until July 1977. Mr. Pew is also Chairman of the Board of Directors of The Glenmede Corporation and is a director of two of its subsidiaries, The Glenmede Trust Company and The Glenmede Trust Company, NA.


[PHOTO OF G. JACKSON
RATCLIFFE]
                 G. JACKSON RATCLIFFE                       Director since 1998
                 Age 64

                 Mr. Ratcliffe is Chairman of the Board of Hubbell Incorporated, a position he has held since 1987, having been first elected to its Board in 1980. Since January 1988, he has also served as its President and Chief Executive Officer. Mr. Ratcliffe is also a director of Olin Corporation and Praxair, Inc.


[PHOTO OF ALEXANDER
B. TROWBRIDGE]
                 ALEXANDER B. TROWBRIDGE                    Director since 1990
                 Age 71

                 Mr. Trowbridge is President of Trowbridge Partners Inc. He assumed this position in January 1990 upon his retirement as President of the National Association of Manufacturers, a position he had held since 1980. Mr. Trowbridge also serves as a director of Harris Corporation and ICOS Corporation.


-------------------------------------------------------------------------------

                       STATEMENT ON CORPORATE GOVERNANCE
-------------------------------------------------------------------------------
The corporate governance standards established by the Board provide a structure within which directors and management can effectively pursue
Sunoco's objectives for the benefit of its shareholders. Sunoco's business is managed under the direction of the Board of Directors. The Board delegates the conduct of business to Sunoco's senior management team. The principal functions of the Board are to:

  Evaluate the Chief Executive Officer: The ongoing evaluation of the CEO is accomplished through the following process:

  . The Chief Executive Officer meets with the Compensation Committee to develop appropriate goals and objectives for the next year, which are then discussed with the entire Board.

  . At year end, the Compensation Committee, with input from the Board, evaluates the performance of the Chief Executive Officer in meeting those goals and objectives.

  . This evaluation is communicated to the Chief Executive Officer at an executive session of the Board.

  . The Compensation Committee uses this evaluation in determining the Chief Executive Officer's compensation.

  Review and Approve Sunoco's Strategic Direction and Annual Operating Plan, and Monitor Sunoco's Performance:

  . Annually, the outside directors meet with the Chief Executive Officer to discuss the overall performance and direction of the Company.

  . Following that discussion, the outside directors meet independently, at a meeting which is chaired by the Chairperson of the Governance Committee, to evaluate Sunoco's performance and direction.

  . This evaluation is communicated to the Chief Executive Officer at an executive session of the Board.

  . The Board stays abreast of political, regulatory and economic trends and developments that may impact Sunoco's strategic direction.

  . Each year, the Board and management participate in a two-day off-site meeting at which major long-term strategies and financial and other objectives and plans are discussed and approved.

  . Annually, the Board reviews and approves a three-year strategic plan, yearly goals and an operating plan for the Company.

  . On an ongoing basis during the year, the Board monitors Sunoco's performance against its annual operating plan and against the performance of its peers.

  Review Management Performance and Compensation:

  . The Compensation Committee reviews and approves the Chief Executive Officer's evaluation of the top management team on an annual basis.

  . The Board (largely through the Compensation Committee) evaluates the compensation plans for senior management and other employees to ensure they are appropriate, competitive and properly reflect Sunoco's objectives and performance.

  Review Management Succession Planning:

  . The Board plans for succession to the position of Chairman of the Board and CEO as well as certain other senior management positions.

  . To assist the Board, the Chairman and CEO annually provides the Governance Committee with an assessment of senior managers and their potential to succeed him.

  . He also provides the Governance Committee with an assessment of persons considered potential successors to certain senior management positions.

  . The results of these reviews are reported to and discussed with the Board.

  Advise and Counsel Management:

  . Advice and counsel to management occurs both in formal Board and Committee meetings and through informal, individual director's contacts with the Chief Executive Officer and other members of management.

  . The Board is composed of individuals whose knowledge, background, experience and judgment are valuable to the Company.

  . The information needed for the Board's decision-making generally will be found within Sunoco, and Board members have full access to management.

  . On occasion, the Board may seek legal or other expert advice from a source independent of management, and generally this is done with the knowledge and concurrence of the Chief Executive Officer.

  Review Structure and Operations of the Board: The Governance Committee periodically reviews the Board's structure, operations, and need for new members and reports the result of this review to the Board for its approval. The Board observes the following general practices:

  . Selection and Evaluation of Board Candidates: When searching for new nominees, the Board selects candidates based on their character, judgment, and business experience, as well as their ability to add to the Board's existing strengths. The Governance Committee evaluates the performance of individual directors on an annual basis and this evaluation provides the basis for the Board's recommendation of a slate of directors to the shareholders.

  .  Board Structure:

    . Each director is elected annually by shareholders for a one-year term.

    . The Board consists entirely of independent outside directors except for the Chief Executive Officer. None of the directors has a consulting contract with Sunoco.

    . Periodically, the full Board conducts an assessment of how it is functioning as a whole so that it may continuously improve its performance.

    .  The mandatory retirement age for directors is 72.

    . An outside director must tender his or her resignation for consideration by the Governance Committee if the position he or she held at the time of election changes.

    . As a general rule, it is the Board's expectation that when officer directors leave their Company positions, they will no longer serve on the Board.

    . New directors must participate in an orientation process that includes reviewing extensive materials regarding Sunoco's business and operations, visits to Sunoco facilities and meetings with key personnel. As part of this process, new directors attend meetings of all the Board's committees to acquaint them with the work and operations of each. After this orientation, new Board members are given regular committee assignments.

  .  Board Operations and Meetings:

    . Sunoco's Board usually meets seven times per year in regularly scheduled meetings but meets more often if necessary.

    . While the Board believes that a carefully planned agenda is important for effective Board meetings, the agenda is flexible enough to accommodate unexpected developments. The items on the agenda are typically determined by the Chairperson in consultation with the Board. Any director may request that an item be included on the agenda.

    . Generally, Board members receive information well in advance of Board meetings so they will have an opportunity to prepare for discussion of the items at the meeting. Information is provided from a variety of sources, including management reports, a comparison of performance to operating and financial plans, reports on Sunoco's stock performance and operations prepared by third parties, and articles in various business publications. In many cases, significant items requiring Board approval may be reviewed in one or more meetings and voted upon in subsequent meetings, with the intervening time being used for clarification and discussion of relevant issues.

    . At Board meetings, ample time is scheduled to assure full discussion of important matters. Management presentations are scheduled to permit a substantial proportion of Board meeting time to be available for discussion and comments.

  . Committee Structure: The full Board considers all major decisions of the Company. However, the Board has established the following five standing committees, each of which is composed entirely of outside directors, except for the Executive Committee, so that certain important areas can be addressed in more depth than may be possible in a full Board meeting:

    . The Audit Committee oversees Sunoco's accounting processes and reporting systems and the adequacy of internal controls, reviews and approves Sunoco's financial disclosures, and evaluates the performance and recommends the appointment of independent auditors. This Committee is responsible for preparing and issuing the Audit Committee Report published in this proxy statement. This Committee, along with the Board, is responsible for reviewing and updating the Audit Committee Charter.

    . The Governance Committee reviews the role, composition, and structure of the Board and its committees as well as directors' compensation. It also reviews and evaluates Board members in determining the annual directors' slate and identifies new director nominees. This Committee reviews the CEO's recommendations of potential successors, as well as potential successors to other senior management positions. This Committee, along with the Board, is responsible for reviewing and updating Sunoco's Statement on Corporate Governance published in this proxy statement.

    . The Compensation Committee reviews matters related to the compensation of the Chief Executive Officer and other senior management personnel, as well as the general employee compensation and benefit policies and practices of the Company. This Committee also approves goals for incentive plans, evaluates performance against these goals, and issues the Compensation Committee Report on executive compensation to shareholders published in this proxy statement.

    . The Public Affairs Committee reviews the Company's performance in the areas of health, environment and safety, equal employment opportunity, and political activities. It also oversees the administration of corporate contributions and evaluates Sunoco's relationship with shareholders and all other constituencies.

    . The Executive Committee exercises the authority of the Board during the intervals between meetings of the Board.

  . Directors' Compensation: The Governance Committee sets and administers the policies that govern the level and form of directors' compensation.

    . Annually, Sunoco participates in numerous directors' compensation surveys compiled by third-party consultants. The amount and form of Sunoco's directors' compensation are benchmarked against companies in Sunoco's performance peer group as well as others in the oil industry and industry in general.

    . The Committee believes that more than half of the total director compensation package should be delivered in the form of Sunoco common stock and stock equivalents in order to better align the interests of Sunoco's directors with the interests of its shareholders. In order to further encourage a link between director and shareholder interests, the Committee adopted Director Stock Ownership Guidelines to which members of the Board of Directors are expected to adhere.

    .  Sunoco has no non-Employee Director Retirement Plan.

The Board annually reviews its board practices in comparison to the governance standards identified by leading governance authorities and the evolving needs of the Company and determines whether or not this Statement on Corporate Governance should be updated.



-------------------------------------------------------------------------------

                      BOARD COMMITTEE MEMBERSHIP ROSTER/1/
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                  Public
          Name         Audit/2/ Compensation Executive Governance Affairs
-------------------------------------------------------------------------
-------------------------------------------------------------------------
   R. E. Cartledge                   x/3/        x         x
-------------------------------------------------------------------------
   R. J. Darnall          x                                          x
-------------------------------------------------------------------------
   J. G. Drosdick                                x/3/
-------------------------------------------------------------------------
   M. J. Evans            x                      x         x
-------------------------------------------------------------------------
   T. P. Gerrity          x/3/                             x
-------------------------------------------------------------------------
   R. B. Greco            x                                x
-------------------------------------------------------------------------
   J. G. Kaiser                      x                               x/3/
-------------------------------------------------------------------------
   R. D. Kennedy                     x           x         x/3/      x
-------------------------------------------------------------------------
   N. S. Matthews                    x                               x
-------------------------------------------------------------------------
   R. A. Pew              x                      x                   x
-------------------------------------------------------------------------
   G. J. Ratcliffe                   x                     x
-------------------------------------------------------------------------
   A. B. Trowbridge       x                                          x
-------------------------------------------------------------------------
-------------------------------------------------------------------------
   Number of Meetings     9          8           2         4         3
    in 2000

-------------------------------------------------------------------------------

  NOTES TO TABLE:

  /1/Information in table is presented as of the February 9, 2001 record date.

  /2/All members of the Audit Committee are "independent" as defined in the listing standards of the New York Stock Exchange.

  /3/Committee Chairperson.

--------------------------------------------------------------------------------

                            DIRECTORS' COMPENSATION
-------------------------------------------------------------------------------
As discussed in the Statement on Corporate Governance, Sunoco annually benchmarks the form and amount of directors' compensation. Directors are compensated partially in Sunoco common stock or stock equivalents to better align their interests with those of shareholders. Currently, equity-based compensation represents on average more than half of the total compensation package. Executive officers are not paid for their services as directors. The Board held seven meetings during 2000, and all of the directors attended at least 75% of the Board meetings and Committee meetings of which they were members. The following table summarizes the compensation of Sunoco's directors during 2000.

                         Directors' Compensation Table

------------------------------------------------------------------------
                 Type of Compensation                  Cash  Stock Based
------------------------------------------------------------------------
------------------------------------------------------------------------
  Annual Retainer                                     $8,520     670/1/
------------------------------------------------------------------------
  Yearly Credit under Deferred Compensation Plan                 736/2/
------------------------------------------------------------------------
  Annual Retainer for Committee Chair                 $2,000
------------------------------------------------------------------------
  Board or Committee Attendance Fee (per meeting)/3/  $1,250

-------------------------------------------------------------------------------

  NOTES TO TABLE:

  /1/ Represents shares of Sunoco common stock paid under the Directors'
      Retainer Stock Plan having a value of $19,880 on the date of grant.

  /2/ Represents restricted share units that are not payable until death or other termination of Board service, having a value equal to $22,000 on the date of grant.

  /3/ A fee of $1,250 per day is also paid in cash for special assignments.

Directors' Deferred Compensation: The Directors' Deferred Compensation Plan permits outside directors to defer all or a portion of their compensation, except for the Yearly Credit which is required to be deferred in restricted share units. Payments of compensation deferred under this plan are restricted in terms of the earliest and latest dates that payments may begin. Deferred compensation is designated as share units, cash units, or a combination of both. A share unit is treated as if it were invested in shares of Sunoco common stock, but it does not have voting rights. Dividend equivalents are credited to each Director in the form of additional share units. Share units are settled in cash, based upon the fair market value of Sunoco common stock at the time of payment. Cash units accrue interest at a rate based upon Sunoco's cost of borrowing.

Directors' Stock Ownership Guidelines: Each outside director is expected to own Sunoco common stock with a market value equal to at least three times the average total annual director's compensation. Currently, this ownership guideline is approximately $220,000. Included in the determination of stock ownership for purposes of these guidelines are all shares beneficially owned and any share units held in the Directors' Deferred Compensation Plan. New directors are allowed a five-year phase-in period to comply with the guidelines. As of the February 9, 2001 record date, all of Sunoco's current directors were in compliance with these stock ownership guidelines (or, in the case of directors with less than five years of service, on track to compliance within the five-year period). Sunoco has also established stock ownership guidelines for its executives, and these are discussed on page 32.

-------------------------------------------------------------------------------

               DIRECTORS' & OFFICERS' OWNERSHIP OF SUNOCO STOCK
-------------------------------------------------------------------------------
The following table shows how much Sunoco common stock each Named Executive Officer/1/ and director nominee beneficially owned as of December 31, 2000. No director or executive officer beneficially owns more than 1% of the common stock, and directors and executive officers as a group beneficially own approximately 1.8% of the common stock.

                    Directors' & Officers' Stock Ownership

---------------------------------------------------------------------
                                 Shares of    Share Units
                                Common Stock      and
                                Beneficially     Share
            Name                  Owned/2/   Equivalents/3/   Total
---------------------------------------------------------------------
---------------------------------------------------------------------
  R. H. Campbell/4/,/5/            727,747       34,085       761,832
---------------------------------------------------------------------
  R. E. Cartledge                    4,402       12,392        16,794
---------------------------------------------------------------------
  R. J. Darnall                      2,000        1,442         3,442
---------------------------------------------------------------------
  J. G. Drosdick/5/                317,170            0       317,170
---------------------------------------------------------------------
  M. J. Evans                        4,271       17,804        22,075
---------------------------------------------------------------------
  U. F. Fairbairn/6/                     0            0             0
---------------------------------------------------------------------
  D. M. Fretz/5/                    61,370        2,789        64,159
---------------------------------------------------------------------
  T. P. Gerrity                      7,007        8,100        15,107
---------------------------------------------------------------------
  R. B. Greco                        1,920        4,905         6,825
---------------------------------------------------------------------
  T. W. Hofmann/5/                  62,034            0        62,034
---------------------------------------------------------------------
  J. G. Kaiser                       5,926        5,575        11,501
---------------------------------------------------------------------
  R. D. Kennedy                     14,960        3,585        18,545
---------------------------------------------------------------------
  N. S. Matthews                         0        4,603         4,603
---------------------------------------------------------------------
  R. W. Owens/5/                    53,282        1,175        54,457
---------------------------------------------------------------------
  R. A. Pew/5/,/7/                  88,572        2,486        91,058
---------------------------------------------------------------------
  G. J. Ratcliffe                    1,000        4,275         5,275
---------------------------------------------------------------------
  A. B. Trowbridge                   6,362        8,100        14,462
---------------------------------------------------------------------
  C. K. Valutas/5/                  48,227            0        48,227
---------------------------------------------------------------------
  All directors and executive
   officers as a group           1,576,228      113,118     1,689,346
   including those named
   above/4/,/5/,/7/
---------------------------------------------------------------------

NOTES TO TABLE:

/1/The Chief Executive Officer and the next four most highly compensated executive officers during the last fiscal year.

/2/This column includes shares of Sunoco common stock held by directors and officers or by certain members of their families (for which the directors and officers have sole or shared voting or investment power), shares of Sunoco common stock they hold in SunCAP and SHARP, and shares of Sunoco common stock that directors and officers have the right to acquire within 60 days of December 31, 2000.

/3/Includes share unit balances held under the Directors' Deferred
   Compensation Plan and the Deferred Compensation Plan for executives, and share equivalent balances held by executives under Sunoco's Savings Restoration Plan (see footnote 3 on page 37). Although ultimately paid in cash, the value of share units and share equivalents mirrors the value of Sunoco common stock. Thus, the amounts ultimately realized by the directors and executives will reflect all changes in the market value of Sunoco common stock from the date of deferral and/or accrual until the date of payout. The share units and share equivalents do not have voting rights, but are credited with dividend equivalents in the form of additional share units or share equivalents.

/4/R. H. Campbell retired as Chairman of the Board and Chief Executive Officer of Sunoco in May 2000. Mr. Campbell is included in the table since he was CEO for part of the fiscal year ending December 31, 2000.

/5/The amounts shown include shares of Sunoco common stock which the following persons have the right to acquire as a result of the exercise of stock options within 60 days after December 31, 2000 under the Sunoco, Inc. Long-Term Performance Enhancement Plan ("LTPEP"), our current long-term incentive plan, and under the Sunoco, Inc. Executive Long-Term Stock Investment Plan ("ELSIP"), which is a predecessor plan:

            ----------------------------------------------

                                    Name                                Shares
            -------------------------------------------------------------------
            -------------------------------------------------------------------
         J. G. Drosdick                                                 240,000
            -------------------------------------------------------------------
         D. M. Fretz                                                     53,970
            -------------------------------------------------------------------
         T. W. Hofmann                                                   50,350
            -------------------------------------------------------------------
         R. W. Owens                                                     23,800
            -------------------------------------------------------------------
         R. A. Pew                                                       11,380
            -------------------------------------------------------------------
         C. K. Valutas                                                   37,990
            -------------------------------------------------------------------
         R. H. Campbell                                                 645,830
            -------------------------------------------------------------------
            -------------------------------------------------------------------

         All directors and executive officers as a group (including
          those named above)                                          1,201,110

/6/U. F. Fairbairn has not been a director or officer of Sunoco, and is standing for election to Sunoco's Board of Directors for the first time.

/7/R. A. Pew has sole voting and investment power with respect to shares of common stock beneficially owned, except that voting and investment power is shared for 16,050 shares.

-------------------------------------------------------------------------------

                            STOCK PERFORMANCE GRAPH
-------------------------------------------------------------------------------
Sunoco's Performance Peer Group is composed of the major domestic independent refining and marketing companies and integrated oil companies which are both similar in size to Sunoco and represent its competitors in certain geographic areas.

                 Comparison of Five-Year Cumulative Return/1/


                                    [GRAPH]

                 Peer Group
                 ----------
                 Amerada Hess
                 Ashland
                 Tesoro
                 Tosco
                 Ultramar Diamond Shamrock/2/
                 USX/Marathon
                 Valero
                         Fiscal Year Ended December 31

                      1995      1996      1997      1998      1999      2000

Sunoco, Inc.           100        92       165       145        97       145

Peer Group             100       130       164       140       131       165

S&P 500 Index          100       123       164       211       255       232


NOTES TO GRAPH:

/1/ Assuming that the value of the investment in Sunoco common stock and each index was $100 on December 31, 1995 and that all dividends were reinvested, this graph compares Sunoco's cumulative total return (i.e., based on common stock price and dividends), plotted on an annual basis, with Sunoco's Performance Peer Group's cumulative total returns and the S&P 500 Stock Index (a performance indicator of the overall stock market).

/2/ On December 4, 1996, Ultramar Corporation merged with Diamond Shamrock,
    Inc. to form Ultramar Diamond Shamrock Corporation ("UDS"). Prior to the merger, Ultramar Corporation's stock price was used in the computation of the Peer Group's Cumulative Return.

-------------------------------------------------------------------------------

                            AUDIT COMMITTEE REPORT
-------------------------------------------------------------------------------
The Audit Committee reviews Sunoco's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2000 Annual Report on SEC Form 10-K with Sunoco's management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Committee discussed with the independent auditors their independence from Sunoco and its management including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and considered the compatibility of non-audit services with the auditors' independence. In addition, the Committee discussed the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in Sunoco's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Respectfully submitted on March 1, 2001 by the members of the Audit Committee of the Board of Directors:

                                          Thomas P. Gerrity, Chair
                                          Robert J. Darnall
                                          Mary Johnston Evans
                                          Rosemarie B. Greco
                                          R. Anderson Pew
                                          Alexander B. Trowbridge


-------------------------------------------------------------------------------

         EXECUTIVE COMPENSATION: REPORT OF THE COMPENSATION COMMITTEE
-------------------------------------------------------------------------------
The Committee's Responsibilities: The Compensation Committee of the Board has responsibility for setting and administering the policies which govern executive compensation. The Committee is composed entirely of outside directors. Reports of the Committee's actions and decisions are presented to the full Board. The purpose of this report is to summarize the philosophical principles, specific program objectives and other factors considered by the Committee in reaching its determinations regarding the executive compensation of the Named Executive Officers.

Compensation Philosophy: The Committee has approved principles for the management compensation program which:

 .  Encourage strong financial and operational performance of the Company;

 . Emphasize performance-based compensation ("pay at risk") which balances rewards for short-term and long-term results;

 . Focus executives on "beating the competition" through plans which include measurements based on performance relative to peer companies;

 . Link compensation to the interests of shareholders by providing stock incentives and requiring significant shareholdings; and

 . Provide a competitive level of total compensation necessary to attract and retain talented and experienced executives.

Management's Stock Ownership Guidelines: The Committee considers stock ownership by management to be an important means of linking management's interests directly to those of shareholders. Sunoco has stock ownership guidelines for its approximately 40 top executives. The amount of stock required to be owned increases with the level of responsibility of each executive, with the Chief Executive Officer expected to own stock with a value at least equal to four times his base salary. Until such time as they are actually paid out and received, shares that the executives have the right to acquire through the exercise of stock options are not included in the calculation of stock ownership. For purposes of these guidelines, a portion of the shares assumed to have been earned with respect to future payouts of common stock units are counted when computing stock ownership. Participants are expected to reach their respective stock ownership goals by the end of a five-year period. Sunoco also has stock ownership guidelines for its outside directors, and these are discussed on page 27.

Compensation Methodology: Sunoco strives to provide a comprehensive executive compensation program that is competitive and performance-based in order to attract and retain superior executive talent. Each year the Committee reviews market data and assesses

Sunoco's competitive position for three components of executive compensation:
(1) base salary, (2) annual incentives, and (3) long-term incentives. To assist in benchmarking the competitiveness of its compensation programs, Sunoco participates in executive compensation surveys compiled by third-party consultants. Because the Committee believes that the Company's direct competition for executive talent is broader than the companies that are included in the Performance Peer Group established for purposes of comparing shareholder returns (see the Stock Performance Graph on page 30 for more information), these surveys include companies in the Performance Peer Group and others in the oil industry. This information is supplemented by general industry compensation information. The compensation survey data reflect adjustments for each company's relative revenue, asset base, employee population and capitalization, along with the scope of managerial responsibility and reporting relationships.

As part of the Committee's annual review of the competitiveness of the executive compensation program for 2000, the Committee decided to increase the components to provide a competitive level. Significantly, the increase in the long-term compensation component reflects the continuing trend of the surveyed group of companies to increase the percentage of executive compensation provided by equity-based awards which better align management with shareholders' interests.

Components of Compensation:

 . Base Salary: Annual base salary is designed to compensate executives for their level of responsibility and sustained individual performance. The Committee approves in advance all salary increases for the Named Executive Officers. The goal is to compensate executives within the mid-level of the range of base salaries paid by companies in the Performance Peer Group, the oil industry, and industry in general.

 . Annual Incentives: Annual incentive awards for the Named Executive Officers are provided in order to promote the achievement of Sunoco's business objectives. Each year the Committee considers the Company's prior year's performance and objectives, as well as its expectations for Sunoco in the upcoming year. Bearing in mind these considerations, the Committee sets certain Company performance criteria or goals which must be met before payments are made. Additionally, individual performance goals may be established for each participant. Payments may range from 0% to 200% of the annual incentive opportunity, with payments increasing as performance improves.

   For the current awards, the Committee established a fixed percentage of annual salary range midpoint as an executive's annual incentive opportunity, based on comparative survey data on annual incentives paid in the Performance Peer Group, the oil industry, and industry in general. The incentive opportunity increases with the level of responsibility of the executive. Annual incentive awards for 2000 were based on meeting weighted objectives for two principal measurements:

   .  after-tax operating income; and
   . relative ranking, as measured by return on capital employed, or "ROCE," against the Performance Peer Group (see page 30).

   Sunoco achieved the maximum threshold established for operating income in 2000 and attained an ROCE ranking better than the annual incentive award target level. As a result, the annual incentive approved by the Committee for each Named Executive Officer was 188% of the annual incentive opportunity. The Bonus column of the Summary Compensation Table on page 36 contains the annual incentive earned for 2000 for each of the Named Executive Officers.

 . Long-Term Incentive Compensation: Each year, the Committee reviews and approves all long-term incentive awards. Current awards are primarily a combination of stock options and performance-based common stock units (which represent shares of Sunoco common stock). These awards provide compensation to executives only if shareholder value increases. Common stock units also focus executives on "beating the competition" by measuring Sunoco's performance versus the Performance Peer Group. In determining the number of stock options and performance-based common stock units awarded, the Committee reviews surveys of similar awards made to individuals in comparable positions within the Performance Peer Group, in the oil industry, and in general industry, and the executive's past performance. The following is a description of the awards granted through 2000:

  . Stock Options: Options have an exercise price equal to the fair market value of common stock on the date of grant and are exercisable beginning two years from the date of grant.

  . Common Stock Units: Performance-based common stock units are earned based on the Company's total common stock shareholder return (stock price appreciation plus dividend yield) for a three-year performance period compared to that of the Performance Peer Group. Additionally, under the currently outstanding awards, the common stock units will be forfeited if certain minimum common stock price levels are not met by the end of a one-year period following the end of the performance period, regardless of how Sunoco performs versus the Performance Peer Group. In order to ensure the retention of key executives, or as part of the compensation to a new executive hired from outside the Company, the Committee also occasionally grants common stock units which require only continued employment as a condition of vesting.

Chief Executive Officer Compensation: The Chief Executive Officer participates in the same programs and receives compensation based on the same factors as the other executive officers. However, Mr. Drosdick's overall compensation reflects a greater degree of policy and decision-making authority and a higher level of responsibility with respect to the strategic direction and financial and operational results of the Company. For 2000, the Chief Executive Officer's compensation components were:

 .  Base Salary: As a result of his appointment as Chairman, Chief Executive
   Officer and President and also as a result of his individual performance, Mr. Drosdick's annual salary was increased to $800,000, effective May 4, 2000.

 . Annual Incentive: Annual incentive compensation for Mr. Drosdick is based upon relative attainment of the annual performance goals for the Company. Based on these criteria, and the Committee's review of competitive practices, Mr. Drosdick was awarded $1,128,000 representing 188% of his annual incentive opportunity for performance in 2000.

 .  Long-Term Incentive Awards: In May 2000, in connection with his election to
   Chairman and Chief Executive Officer, Mr. Drosdick received a grant of 65,000 stock options which become exercisable in May 2002. In December
   2000, as part of the Company's annual award of long-term compensation to executives, Mr. Drosdick received a grant of 135,000 stock options which become exercisable in December 2002, and 50,000 performance-based common stock units. In determining the amounts granted, the Committee considered, without specific weighting, the performance of the Company and relative total shareholder return, and the value of such awards granted to other chief executive officers in the Performance Peer Group, the oil industry, and industry in general. See page 33 for a discussion of the Committee's review of and actions regarding 2000 long-term incentive compensation.

Omnibus Budget Reconciliation Act of 1993: This Act has had no material impact upon Sunoco's ability to take a tax deduction for annual compensation in excess of $1 million paid to any of the Named Executive Officers.

Compensation Committee Interlocks and Insider Participation: There are none.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

                                        Raymond E. Cartledge, Chair
                                        James G. Kaiser
                                        Robert D. Kennedy
                                        Norman S. Matthews
                                        G. Jackson Ratcliffe


-------------------------------------------------------------------------------

           EXECUTIVE COMPENSATION, PENSION PLANS & OTHER ARRANGEMENTS
--------------------------------------------------------------------------------
                           Summary Compensation Table

--------------------------------------------------------------------------------

                                                                          Long-Term Compensation
                                                                      ------------------------------
                                       Annual Compensation                  Awards/2/       Payouts
                                 -------------------------------------------------------------------
                                                            Other     Restricted Securities
          Name and                 Base                     Annual      Stock    Underlying   LTIP         All Other
     Principal Position     Year Salary/1/   Bonus       Compensation   Awards    Options   Payouts     Compensation/3/
                                    ($)       ($)            ($)         ($)        (#)       ($)             ($)
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
  J. G. DROSDICK            2000  757,692  1,128,000        36,452        0       200,000   494,063/4/      42,344
  Chairman of the           1999  610,012     73,200         6,646        0        95,000   755,000/4/      34,198
  Board, Chief Executive    1998  602,316    534,180        27,362        0        60,000      0            33,207
  Officer
  and President
-----------------------------------------------------------------------------------------------------------------------
  D. M. FRETZ               2000  324,500    274,950         4,698        0        36,750   143,569/5/      17,668
  Senior Vice               1999  312,000     28,089         4,268        0        22,000   152,500/6/      17,023
  President,                1998  311,580    211,460         6,015        0        14,960   112,314/6/      16,848
  MidContinent
  Refining, Marketing And
  Logistics
-----------------------------------------------------------------------------------------------------------------------
  R. W. OWENS               2000  293,231    274,950        53,920/7/     0        33,150   265,000/8/      15,471
  Senior Vice               1999  264,992     23,060         5,674/7/     0        18,500      0            14,013
  President                 1998  264,708    173,500         7,639/7/     0        13,800      0            12,989
  Northeast
  Marketing
-----------------------------------------------------------------------------------------------------------------------
  C. K. VALUTAS             2000  262,400    274,950         2,741        0        28,800    55,961/5/      13,923
  Senior Vice               1999  209,976     18,917         3,814        0        14,000      0            11,104
  President and             1998  184,302    129,690        14,809        0        10,000      0             9,725
  Chief
  Administrative
  Officer
-----------------------------------------------------------------------------------------------------------------------
  T. W. HOFMANN             2000  266,621    221,966         4,618        0        24,000    46,698/5/      14,067
  Vice President and        1999  250,016     23,060         6,423        0        18,500      0            13,221
  Chief Financial Officer   1998  220,914    173,500         3,138        0        13,800      0            11,658
-----------------------------------------------------------------------------------------------------------------------
  R. H. CAMPBELL/9/         2000  452,312    497,448           448        0          0      501,719/5/      37,761
  Retired Chairman          1999  840,000    126,000            51        0       150,000      0            70,930
  of the Board              1998  830,790    921,000/10/     2,552        0       110,000      0            69,562
  and Chief
  Executive Officer
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

NOTES TO TABLE:

/1/ The amounts reported in the table under Base Salary reflect that there were 26 bi-weekly pay periods in 1999 and 2000, and 27 bi-weekly pay periods in 1998.

/2/ Long-term awards were composed of stock options and common stock units
    (representing shares of Sunoco common stock). Grants of performance-based common stock unit awards are excluded from this table; however, such grants made during the last completed fiscal year are reflected in the table of Performance-Based Common Stock Unit Awards on page 39. Other common stock unit awards, if any, are included in this Summary Compensation Table as Restricted Stock Awards.

/3/ The table below shows the components of this column for 2000:

    -----------------------------------------------------------------------
                          Company Match Under             Cost of
           Name       Defined Contribution Plans*   Term Life Insurance  Total
    ---------------------------------------------------------------------------
    ---------------------------------------------------------------------------
      J. G. Drosdick             $37,885                  $4,459        $42,344
    ---------------------------------------------------------------------------
      D. M. Fretz                 16,225                   1,443         17,668
    ---------------------------------------------------------------------------
      R. W. Owens                 14,661                     810         15,471
    ---------------------------------------------------------------------------
      C. K. Valutas               13,120                     803         13,923
    ---------------------------------------------------------------------------
      T. W. Hofmann               13,331                     736         14,067
    ---------------------------------------------------------------------------
      R. H. Campbell              17,769                  19,992         37,761

    ----------------------------------------------------------------------

    * Executive officers participate in two defined contribution plans:
      (i) SunCAP, Sunoco's 401(k) plan for most employees, and (ii) the Sunoco, Inc. Savings Restoration Plan. The Savings Restoration Plan permits a SunCAP participant to continue receiving the Company-matching contribution after reaching certain limitations under the Internal Revenue Code.

/4/ J. G. Drosdick became an employee of Sunoco on November 15, 1996. As part of his Employment Agreement with Sunoco, Mr. Drosdick received an award of 25,000 common stock units valued at $581,250 on the date of grant. The shares were paid to him in November 1999 at which time they had a value of $709,375 (including dividend equivalents). In 1997, Mr. Drosdick was granted a special award of 2,500 common stock units with a value of $104,688 on the date of grant. This award was paid to Mr. Drosdick in 1,250 share installments in January 1999 and January 2000 when they were valued at $45,625 and $30,938, respectively (including dividend equivalents). The amount shown for 2000 includes $463,125 representing the value of the common stock units paid out in 2000 at 130% of the targeted amount, plus applicable dividend equivalents, attributable to the 1996 Performance-Based Common Stock Unit Award.

/5/ The required criteria for payout of the 1996 Performance-Based Common Stock
    Unit Award were met in early 2000 and 130% of the targeted award was paid at that time. The amounts shown reflect the value of the common stock units paid out plus applicable dividend equivalents.

/6/ In 1996, D. M. Fretz was granted a special award of 10,000 common stock units with a value of $257,500 on the date of grant. The first installment of 2,000 shares with a value of $71,626 was paid to Ms. Fretz in August 1997; the second installment of 3,000 shares with a value of $112,314 was paid to her in August 1998; and the final installment of 5,000 shares with a value of $152,500 was paid to Ms. Fretz in August 1999.

/7/ In connection with his hiring in 1997, the Company loaned R. W. Owens
    $100,000 for expenses largely in connection with his relocation to the Philadelphia area. The loan was imputed to bear a variable interest rate, and the imputed interest was compensatory to Mr. Owens. In 2000, $50,000 of the loan amount was forgiven and was imputed income to Mr. Owens. The outstanding balance of $50,000 is due to be repaid in 2001. In 1998, the imputed interest rate was 5.63% and the imputed income to Mr. Owens was $5,630. In 1999, the imputed interest rate was 4.89% and the imputed income was $4,885. In 2000, the imputed interest rate was 6.15% and the imputed income to Mr. Owens was $3,073. The figures for each year also include amounts related to reimbursements for the payment of certain taxes.

/8/ In connection with his hiring in 1997, R. W. Owens was granted a special award of 10,000 common stock units. The award was paid to him in January 2000 and was valued at $265,000 (including dividend equivalents) at that time.

/9/ R. H. Campbell retired as Chairman of the Board and Chief Executive Officer of Sunoco in May 2000. Mr. Campbell is included in this table since he was CEO during a part of fiscal year ending December 31, 2000.

/10/ $591,000 of R. H. Campbell's total 1998 annual incentive award was deferred in the form of share units under Sunoco's Deferred Compensation Plan. These share units are treated as if they were invested in shares of Sunoco common stock, and are credited with dividend equivalents in the form of additional share units.
-------------------------------------------------------------------------------

                              OPTION GRANT TABLE

-------------------------------------------------------------------------------

The following table presents additional information concerning the option awards shown in the Summary Compensation Table for fiscal year 2000. These options to purchase common stock were granted to the Named Executive Officers under Sunoco's Long-Term Performance Enhancement Plan ("LTPEP").

                           Option Grants in 2000/1/

------------------------------------------------------------------------------------------------------------
                                                                               Potential Realizable Value at
                                                                                  Assumed Annual Rates of
                             Individual Grants                                 Stock Price Appreciation for
                                                                                      Option Term/4/
                 -------------------------------------------------------------------------------------------
                               Securities        Percent
                               Underlying       of Total
                                Options          Options
                               Granted/3/        Granted
                            ----------------       to     Exercise
                                                Employees  Or Base
                                                in Fiscal   Price   Expiration       5%            10%
          Name/2/             Date   Number       Year    ($/share)    Date         ($)            ($)

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
  J. G. DROSDICK
  Chairman of the Board,    05/04/00  65,000/5/    9.3     31.000    05/03/10       1,267,240   3,211,390
  Chief Executive Officer   12/06/00 135,000      19.2     27.875    12/05/10       2,366,550   5,997,510
  and President
------------------------------------------------------------------------------------------------------------
  D. M. FRETZ               12/06/00  36,750       5.2     27.875    12/05/10         644,228   1,632,656
  Senior Vice President,
  MidContinent Refining,
  Marketing and Logistics
------------------------------------------------------------------------------------------------------------
  R. W. OWENS
  Senior Vice President     12/06/00  33,150       4.7     27.875    12/05/10         581,120   1,472,722
  Northeast Marketing
------------------------------------------------------------------------------------------------------------
  C. K. VALUTAS             12/06/00  28,800       4.1     27.875    12/05/10         504,864   1,279,469
  Senior Vice President
  and Chief Administrative
  Officer
------------------------------------------------------------------------------------------------------------
  T. W. HOFMANN
  Vice President and        12/06/00  24,000       3.4     27.875    12/05/10         420,720   1,066,224
  Chief Financial Officer
------------------------------------------------------------------------------------------------------------

NOTES TO TABLE:
/1/ No Stock Appreciation Rights ("SARs") were granted.
/2/ R. H. Campbell retired as Chairman of the Board and Chief Executive Officer of Sunoco in May 2000. Mr. Campbell is not included in this table since he was not granted any stock options during 2000.
/3/ Each option was awarded with an exercise price equal to the fair market value of a share of Sunoco common stock on the date of grant and will become exercisable two years from the grant date. These stock options were granted along with an equal number of limited rights. Limited rights become exercisable only in the event of a Change in Control of the Company (as defined on page 41) and permit the holder to be paid in cash the appreciation on a stock option instead of exercising the option.
/4/ These dollar amounts are not intended to forecast future appreciation of the common stock price. The Named Executives Officers will not benefit unless the common stock price increases above the stock option exercise price. Any appreciation in the common stock price which results in a gain to these Named Executive Officers would also benefit all shareholders of the common stock. For example, the additional value realized by all shareholders of Sunoco common stock as a group based on the assumed appreciation levels for the December 6, 2000 grants reflected in the table would be as follows:

           -------------------------------
           APPRECIATION
              LEVEL       ADDITIONAL VALUE
           -------------------------------
           -------------------------------
                5%         $1,487,098,053
           -------------------------------
               10%         $3,768,728,928
           -------------------------------

/5/ These options were granted to Mr. Drosdick upon his appointment as Chairman and Chief Executive Officer of Sunoco.

-------------------------------------------------------------------------------

                       OTHER LONG-TERM INCENTIVE AWARDS
-------------------------------------------------------------------------------
         Performance-Based Common Stock Unit Awards Granted in 2000/1/

------------------------------------------------------------------------------
                                                     Estimated Future Payout
                                                   ---------------------------
                             Number of                                 Maximum
                              Common      End of    Threshold  Target  (Number
                            Stock Units Performance  (Number  (Number    of
          Name/2/             (CSUs)      Period    of CSUs)  of CSUs)  CSUs)
------------------------------------------------------------------------------
------------------------------------------------------------------------------
  J. G. DROSDICK
  Chairman of the Board,      50,000     12/31/03    12,500    50,000  75,000
  Chief Executive Officer
  and President
------------------------------------------------------------------------------
  D. M. FRETZ
  Senior Vice President,       4,100     12/31/03     1,025     4,100   6,150
  MidContinent Refining,
  Marketing and Logistics
------------------------------------------------------------------------------
  R. W. OWENS
  Senior Vice President        3,700     12/31/03       925     3,700   5,550
  Northeast Marketing
------------------------------------------------------------------------------
  C. K. VALUTAS
  Senior Vice President        3,200     12/31/03       800     3,200   4,800
  and Chief Administrative
  Officer
------------------------------------------------------------------------------
  T. W. HOFMANN
  Vice President and Chief     2,670     12/31/03       668     2,670   4,005
  Financial Officer
------------------------------------------------------------------------------

NOTES TO TABLE:

/1/ The actual payout of the performance-based common stock units granted will depend upon Sunoco achieving certain performance levels, based upon total common stock shareholder return, as compared with the total common stock shareholder return of the Performance Peer Group over a three-year performance period subsequent to their grant. Additionally, regardless of how Sunoco performs versus the Performance Peer Group, the common stock units will be forfeited if certain minimum common stock price levels are not met by the end of a one-year period following the end of the performance period.

/2/ R. H. Campbell retired as Chairman of the Board and Chief Executive
    Officer of Sunoco in May 2000. Mr. Campbell is not included in this table since he was not granted common stock units during 2000.

-------------------------------------------------------------------------------

              AGGREGATED OPTION/SAR EXERCISES AND YEAR-END VALUES
-------------------------------------------------------------------------------
The following table shows information for the Named Executive Officers concerning:

 . exercises of stock options and stock appreciation rights (SARs) during 2000; and

 . the amount and values of unexercised stock options and SARs as of December 31, 2000.

    Aggregated Option/SAR Exercises in 2000 and Year-End Option/SAR Values

                     Number of                                          Value of Unexercised
                     Securities               Number of Securities          In-the-Money
                     Underlying              Underlying Options/SARs        Options/SARs
                      Options/               Unexercised At Year-End         At Year-End
                        SARs       Value               (#)                       ($)
        Name         Exercised  Realized/1/ ------------------------- -------------------------
                        (#)         ($)     Exercisable Unexercisable Exercisable Unexercisable
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
  J. G. DROSDICK
  Chairman of the        0           0        240,000      295,000     1,455,000    1,760,938
  Board,
  Chief Executive
  Officer
  and President
-----------------------------------------------------------------------------------------------
  D. M. FRETZ
  Senior Vice            0           0         53,970       58,750       176,113      399,235
  President,
  MidContinent
  Refining,
  Marketing and
  Logistics
-----------------------------------------------------------------------------------------------
  R. W. OWENS
  Senior Vice            0           0         23,800       51,650        11,213      348,778
  President
  Northeast
  Marketing
-----------------------------------------------------------------------------------------------
  C. K. VALUTAS
  Senior Vice             283        902       37,990       42,800       116,074      285,525
  President
  and Chief
  Administrative
  Officer
-----------------------------------------------------------------------------------------------
  T. W. HOFMANN
  Vice President         0           0         50,350       42,500       177,031      295,594
  and
  Chief Financial
  Officer
-----------------------------------------------------------------------------------------------
  R. H. CAMPBELL
  Retired Chairman     14,600     37,413      645,830      150,000     2,402,650    1,265,625
  of
  the Board and
  Chief
  Executive Officer

NOTE TO TABLE:

/1/ Value realized is equal to the difference between the option/SAR exercise price and the fair market value of Sunoco common stock at the date of exercise multiplied by the number of options/SARs exercised.

-------------------------------------------------------------------------------

                     SEVERANCE PLANS AND OTHER INFORMATION
-------------------------------------------------------------------------------
The Named Executive Officers participate in plans with certain other key management personnel which provide for severance benefits in the event they are involuntarily terminated without cause by Sunoco. In the case of the Chief Executive Officer, severance payments would be equal to two years of base salary plus guideline annual incentive. The other Named Executive Officers would receive such payments for one and one-half years. If termination
(whether actual or constructive) occurs within two years of a Change in Control of Sunoco, severance would be payable in a lump sum equal to three years of base salary plus guideline annual incentive for the Chief Executive Officer and two years for the other Named Executive Officers. Based upon base salary and guideline annual incentive at year-end 2000, payments under these plans would have been as follows:

-------------------------------------------------------------------------------
     Name/1/              Involuntary Termination                 Change in Control/2/
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
  J. G. Drosdick                $2,800,000                             $4,200,000
--------------------------------------------------------------------------------------
  D. M. Fretz                      706,125                                941,500
--------------------------------------------------------------------------------------
  R. W. Owens                      669,375                                892,500
--------------------------------------------------------------------------------------
  C. K. Valutas                    639,375                                852,500
--------------------------------------------------------------------------------------
  T. W. Hofmann                    582,101                                776,134
--------------------------------------------------------------------------------------

NOTES TO TABLE:

/1/ R. H. Campbell retired as Sunoco's Chairman of the Board and Chief
    Executive Officer in May 2000, and as a result does not participate in the Severance Plans.

/2/ For purposes of these arrangements, a "Change in Control" means the occurrence of any of the following events or transactions:

  (a) Those directors who were members of Sunoco's Board of Directors immediately prior to any of the following transactions cease, within one year of a control transaction, to constitute a majority of either Sunoco's Board or the Board of any successor to Sunoco (or to all or substantially all of Sunoco's assets):

    (1) any tender offer for or acquisition of Sunoco's capital stock;

    (2) any merger, consolidation, or sale of all or substantially all of Sunoco's assets; or

    (3) the submission of a nominee or nominees for the position of director of Sunoco, in a proxy solicitation or otherwise, by a shareholder or group of shareholders acting in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended; or

  (b) Any entity, person (or group of persons acting in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended), acquires shares of Sunoco, Inc. in a transaction or series of transactions that results in such entity, person or Group directly or indirectly owning beneficially more than twenty percent (20%) of the outstanding voting shares of Sunoco, Inc.

Each eligible executive will be entitled to medical, life insurance and disability coverage for up to the number of years of severance received, at the same rate that such benefits are provided to active employees of Sunoco.
In the case of a Change in Control, the plans also provide for the protection of certain pension benefits which would have been earned during the years for which severance was paid and reimbursement for any additional tax liability incurred as a result of excise taxes imposed on payments deemed to be attributable to the Change in Control. Sunoco's long-term incentive compensation plans provide that upon a Change in Control, all stock options become immediately exercisable, and all common stock unit awards are paid out at the targeted award amount regardless of whether performance targets have been met.
-------------------------------------------------------------------------------

                                 PENSION PLANS
-------------------------------------------------------------------------------
This table shows the estimated annual retirement benefits payable to a covered participant based upon the final average pay formulas of the Sunoco, Inc. Retirement Plan ("SCIRP"), the Sunoco, Inc. Pension Restoration Plan, and the Sunoco, Inc. Supplemental Executive Retirement Plan ("SERP"). Participants in these plans may elect to receive their accrued benefits in the form of either a lump sum or an annuity. The estimates shown in the table below assume that benefits are received in the form of a single life annuity.


      Final Average                       Estimated Annual Benefits
       Total Cash                         Upon Retirement at Age 62
     Compensation/1/          After Completion of the Following Years of Service
                  ---------------------------------------------------------------------
                  ---------------------------------------------------------------------
                       15 Years/2/ 20 Years/2/ 25 Years 30 Years  35 Years  40 Years/3/
   ------------------------------------------------------------------------------------
   ------------------------------------------------------------------------------------
       $  200,000       $ 80,000    $ 80,000   $ 93,000 $ 100,000 $ 108,000 $  115,000
   ------------------------------------------------------------------------------------
          400,000        160,000     160,000    187,000   200,000   215,000    230,000
   ------------------------------------------------------------------------------------
          600,000        240,000     240,000    280,000   300,000   323,000    345,000
   ------------------------------------------------------------------------------------
          800,000        320,000     320,000    373,000   400,000   430,000    460,000
   ------------------------------------------------------------------------------------
        1,000,000        400,000     400,000    467,000   500,000   538,000    575,000
   ------------------------------------------------------------------------------------
        1,200,000        480,000     480,000    560,000   600,000   645,000    690,000
   ------------------------------------------------------------------------------------
        1,400,000        560,000     560,000    653,000   700,000   753,000    805,000
   ------------------------------------------------------------------------------------
        1,600,000        640,000     640,000    747,000   800,000   860,000    920,000
   ------------------------------------------------------------------------------------
        1,800,000        720,000     720,000    840,000   900,000   968,000  1,035,000
   ------------------------------------------------------------------------------------
        2,000,000        800,000     800,000    933,000 1,000,000 1,075,000  1,150,000

   NOTES TO TABLE:

   /1/ Final Average Total Cash Compensation is the average of the base salary and guideline annual incentive award in the highest 36 consecutive months during the last 120 months of service.

   /2/ Based on the SERP minimum benefit formula of 40% of the Final
       Average Total Cash Compensation with 12 or more years of service.

   /3/ R. H. Campbell retired as Sunoco's Chairman of the Board and
       Chief Executive Officer in the year 2000, following 40 years of service with Sunoco. Mr. Campbell elected to receive his retirement benefit in the form of a lump sum that was paid pursuant to the terms of the applicable plans. This retirement benefit is in addition to those amounts shown in the Summary Compensation Table on page 36.

The retirement benefits shown above for SCIRP, the Pension Restoration Plan and SERP are amounts calculated prior to the Social Security offset. The Social Security offset is equal to one and two-thirds percent of primary Social Security benefits for each year of Retirement Plan participation up to 30 years or a maximum offset of 50% of primary Social Security benefits.

Mr. Drosdick's employment agreement provides that he is eligible to participate in SERP and that any SERP benefit payable to him will be offset by accrued benefits from the pension plans of prior employers. Assuming a retirement age of 62 and the satisfaction of applicable plan conditions, the estimated total annual retirement benefit under Sunoco's plans to be paid to Mr. Drosdick based upon his 2000 salary and annual incentive award would be approximately $270,000.

Mr. Owens' employment agreement provides that he is eligible to participate in SERP and that any SERP benefit payable to him will be offset by accrued benefits from the pension plans of prior employers. For purposes of calculating his benefits under SERP, Mr. Owens has been credited with his years of service with certain former employers. Assuming a retirement age of 62 and the satisfaction of applicable plan conditions, the estimated total annual retirement benefit under Sunoco's plans to be paid to Mr. Owens based upon his 2000 salary and annual incentive award would be approximately $167,000 prior to offset by his prior employers' pension plan benefits.

Credited years of service under these plans for the Named Executive Officers as of December 31, 2000 are as follows:

            ----------------------------------------------

            Name/1/      Years of Service
            -----------------------------
            -----------------------------
         J. G. Drosdick          4
            -----------------------------
         D. M. Fretz            23
            -----------------------------
         R. W. Owens             3
            -----------------------------
         C. K. Valutas          24
            -----------------------------
         T. W. Hofmann          23
            -----------------------------

            NOTE TO TABLE:

              /1/ R. H. Campbell retired as Sunoco's
                  Chairman of the Board and Chief
                  Executive Officer in May 2000, and as
                  a result is not included in this
                  table.




-------------------------------------------------------------------------------

Directors' & Officers' Indemnification Agreements

Sunoco's bylaws require that Sunoco indemnify its directors and officers, to the extent permitted by Pennsylvania law, against any costs, expenses (including attorneys' fees) and other liabilities to which they may become subject by reason of their service to Sunoco. To insure against such liabilities, Sunoco has purchased liability insurance for its directors and officers and has entered into indemnification agreements with its directors and certain key executive officers and other management personnel. This insurance and the indemnification agreements supplement the provisions in Sunoco's Articles of Incorporation which eliminate the potential monetary liability of directors and officers to Sunoco or its shareholders in certain situations as permitted by law.

Section 16(a) Beneficial Ownership Reporting Compliance

Sunoco believes that during 2000, all SEC filings of its officers and directors complied with the requirements of Section 16 of the Securities Exchange Act, based on a review of forms filed, or written notice that no annual forms were required. Sunoco is not aware of any shareholder who owned
10 percent or more of Sunoco common stock during 2000.
-------------------------------------------------------------------------------

By Order of the Board of Directors,

/s/ Ann C. Mule

Ann C. Mule
Assistant General Counsel and Corporate Secretary
Philadelphia, PA
March 16, 2001

                                                                       Exhibit A

--------------------------------------------------------------------------------



                                  SUNOCO, INC.

                            EXECUTIVE INCENTIVE PLAN

                    (Amended and Restated as of May 3, 2001)


--------------------------------------------------------------------------------

                                   ARTICLE I

                                  Definitions

  As used in this Plan, the following terms shall have the meanings herein specified:

  1.1 Board of Directors - shall mean the Board of Directors of the Company.

  1.2 CEO - shall mean the Chief Executive Officer of the Company.

  1.3 Change in Control - shall mean the occurrence of any of the following events or transactions:

    (a) Continuing Directors cease, within one year of a Control Transaction, to constitute a majority of the Board of Directors of Sunoco, Inc. (or of the Board of Directors of any successor to Sunoco, Inc. or to all or substantially all of its assets), or

    (b) any entity, person or Group acquires shares of Sunoco, Inc. in a transaction or series of transactions that results in such entity, person or Group directly or indirectly owning beneficially more than twenty percent (20%) of the outstanding voting shares of Sunoco, Inc.

  1.4 CIC Incentive Award - shall mean the incentive award payable in cash following a Change in Control, as such award is described herein at Article VII.

  1.5 CIC Just Cause - shall mean:

    (a) a judicial determination that the Participant has committed fraud, misappropriation, or embezzlement against the Company; or

    (b) a non-appealable conviction of, or entry of a plea of nolo contendere for, an act by the Participant constituting a felony which, as determined by the Company in good faith, constitutes a crime involving moral turpitude and has resulted in material harm to the Company, its subsidiaries and affiliates taken as a whole.

  A termination of employment pursuant to Just Cause shall not be effective unless accompanied by a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Continuing Directors at a meeting of the Board of Directors which was called and held for the purpose of considering such termination, or if there are no Continuing Directors, when by at least three quarters ( 3/4) of the entire Board of Directors (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant's counsel, to be heard before the Board of Directors) finding that, in the good faith opinion of the Board of Directors, the Participant was guilty of conduct set forth in the preceding sentence, and specifying the particulars thereof in detail. In any Board deliberations or votes concerning a determination under this Section 1.5, the Participant shall recuse himself from such deliberations and votes.

  1.6 CIC Participant - shall mean any Participant who:

    (a) was employed by the Company on the date of the Change in Control;

    (b) was eligible for a prorated award under the provisions of Section
  5.2; or

    (c) following a Potential Change in Control, ceased to be an employee of the Company as a result of either a termination of employment by the Company other than for CIC Just Cause or a termination of employment by the Participant for one of the following reasons:

       (1) The assignment to such Participant of any duties materially inconsistent with such Participant's positions, duties, responsibilities and status with the Company immediately prior to the Change in Control, or a reduction in the duties and responsibilities held by the Participant immediately prior to the Change in Control; a change in the Participant's reporting responsibilities, title or offices as in effect immediately prior to the Change in Control that is adverse to the Participant; or any removal of the Participant from or any failure to reelect the Participant to any position with the Company that such Participant held immediately prior to the Change in Control except in connection with such Participant's:

              (i) assignment to a new position at a higher combined annual base salary and Guideline Incentive Award; or

              (ii) termination of employment by the Company for CIC Just
            Cause;

       (2) With respect to any Participant who is a member of the Board of Directors immediately prior to the Change in Control, any failure of the shareholders of the Company to elect or reelect, or of the Company to appoint or reappoint, the Participant as a member of the Board of Directors;

       (3) A reduction by the Company in the Participant's annual base salary or Guideline Incentive Award as in effect immediately prior to the Change in Control; the failure by the Company to continue in effect, or the taking of any action by the Company that would adversely affect such Participant's participation in or materially reduce such Participant's benefits under its employee benefit plans or compensation plans, taken as a whole, in which such Participant was participating immediately prior to the Change in Control; provided, however, that in the aggregate such actions by the Company significantly reduce the Participant's total compensation (i.e., the sum of Participant's annual base salary, Guideline Incentive Award and the aggregate value to the Participant of all employee benefit and compensation plans); or the failure by the Company, without the Participant's consent, to pay to the Participant any portion of the Participant's current compensation, or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company; or

       (4) The Company requires the Participant to be based anywhere other than the Participant's present work location or a location within thirty-five (35) miles from the present location; or the Company requires the Participant to travel on Company business to an extent substantially more burdensome than such Participant's travel obligations during the period of twelve (12) consecutive months immediately preceding the Change in Control; provided, however, that the Participant can demonstrate that such termination or circumstance in subsections (1) through (4) herein leading to termination was at the request of a third party with which the Company had entered into negotiations or an agreement with regard to a Change in Control or otherwise occurred in connection with, or in anticipation of, a Change in Control, and also provided that in either such case, such Change in Control actually occurs within one (1) year following the date of termination.

  1.7 CIC Short Period - shall mean the portion of the Plan Year from January 1 to the date of the occurrence of a Change in Control.

  1.8 Code - shall mean the Internal Revenue Code of 1986, as amended.

  1.9 Committee - shall mean the committee appointed to administer this Plan by the Board of Directors of the Company, as constituted from time to time. The Committee shall consist of at least two (2) members of the Board of Directors, each of whom shall meet applicable requirements set forth in the pertinent regulations under Section 16 of the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Code.

  1.10 Company - shall mean Sunoco, Inc., a Pennsylvania corporation. The term "Company" shall include any successor to Sunoco, Inc., any subsidiary or affiliate which has adopted the Plan, or a corporation succeeding to the business of Sunoco, Inc., or any subsidiary or affiliate, by merger, consolidation or liquidation or purchase of assets or stock or similar transaction.

  1.11 Continuing Director - shall mean a director who was a member of the Board of Directors immediately prior to a Control Transaction which results in a Change in Control.

  1.12 Control Transaction - shall mean any of the following transactions or any combination thereof:

    (a) any tender offer for or acquisition of capital stock of Sunoco, Inc.;

    (b) any merger, consolidation, or sale of all or substantially all of the assets of Sunoco, Inc.; or

    (c) the submission of a nominee or nominees for the position of director of Sunoco, Inc. by a shareholder or a Group of shareholders in a proxy solicitation or otherwise.

  1.13 Executive Resources Employee - shall mean any individual who has been designated by the Company as a member of the Company's Executive Resources group. Generally, such group shall include employees in Grades 14 and above and all other employees subject to Section 16 of the Securities and Exchange Act of 1934, as amended.

  1.14 Executive Team - shall mean the senior executives who have significant operating and/or strategic responsibilities for the Company as designated by the CEO.

  1.15 Fair Market Value - shall mean, as of any date and in respect of any share of Sunoco Stock, the opening price on such date of a share of Sunoco Stock (which price shall be the closing price on the previous trading day of a share of Sunoco Stock as reported on the New York Stock Exchange Composite Transactions Tape, and as reflected in the consolidated trading tables of the Wall Street Journal or any other publication selected by the Committee). If there is no sale of shares of Sunoco Stock on the New York Stock Exchange for more than ten (10) days immediately preceding such date, or if deemed appropriate by the Committee for any other reason, the Fair Market Value of the shares of Sunoco Stock shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the Fair Market Value of any share of Sunoco Stock be less than its par value.

  1.16 Group - shall mean persons who act in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

  1.17 Guideline Incentive Award - shall mean the result of the individual Participant's actual annualized salary multiplied by the guideline percentage, as determined under Article III.

  1.18 Incentive Award - shall mean the award granted to a Participant.

  1.19 Ordinary Just Cause - shall mean:

    (a) the Participant's conviction for a criminal offense (other than a traffic offense) including, without limitation, a crime involving moral turpitude or common law fraud; or

    (b) the Company's reasonable determination that the Participant has:

      (1) committed an act of fraud, embezzlement, theft, or misappropriation of funds in connection with such Participant's duties in the course of his employment with the Company; or

      (2) engaged in gross mismanagement, willful misconduct, or gross negligence in the course of his/her employment with the Company; or

      (3) violated any of the Company's policies, including, but not limited to, policies regarding sexual harassment, insider trading, confidentiality, substance abuse and/or conflicts of interest, which violation could result in the termination of the Participant's employment or removal as a director of the Company.

  1.20 Participant - shall mean a person participating or eligible to participate in the Plan, as determined under Section 2.4.

  1.21 Performance Factor - shall mean:

    (a) for a Participant who is one of the top five most highly compensated officers of the Company during the applicable Plan Year: the various payout percentages related to the attainment levels of one or more Performance Goals, as determined by the Committee; and

    (b) for a Participant who is not one of the top five most highly compensated officers of the Company during the applicable Plan Year: such payout percentages related to the attainment levels of one or more Performance Goals, as determined by the CEO, or any authorized delegate thereof.

  1.22 Performance Goals - shall mean:

    (a) for a Participant who is one of the top five most highly compensated officers of the Company during the applicable Plan Year: the objective financial or operating goals established by the Committee in accordance with Section 162(m) of the Code. Such Performance Goals may include specific targeted amounts of, or changes in, revenues; expenses; net income; operating income; equity; return on equity, assets or capital employed; working capital; shareholder return; operating capacity utilized; production or sales volumes; throughput; or other objective criteria; and

    (b) for a Participant who is not one of the top five most highly compensated officers of the Company during the applicable Plan Year: such annual financial, operating, or other goals and objectives as may be established from time to time in the sole discretion of the CEO, or any authorized delegate thereof.

  Such goals may be applicable to the Company as a whole, to one or more of the Company's business units or teams, or to an individual Participant in the Plan. Performance Goals may be applied in total or on a per share, per barrel or percentage basis and on an absolute basis or relative to other companies, industries or indices or any combination thereof, as determined by the Committee (in the case of Performance Goals established by the Committee with respect to a Participant who is one of the top five most highly compensated officers of the Company during the applicable Plan Year) or by the CEO, or any authorized delegate thereof (in the case of a Participant who is not one of the top five most highly compensated officers of the Company during the applicable Plan Year).

  1.23 Plan - shall mean the Company's Executive Incentive Plan as amended and restated effective as of May 3, 2001.

  1.24 Plan Year - shall mean the performance (calendar) year.

  1.25 Potential Change in Control - shall mean the occurrence of any of the following events or transactions:

    (a) any person (other than Sunoco, Inc., or any affiliate or subsidiary thereof) makes a tender offer for capital stock of Sunoco, Inc.;

    (b) any person becomes the beneficial owner, directly or indirectly, of capital stock of Sunoco, Inc. in an amount which requires the filing of
  Schedule 13D or its equivalent form pursuant to the Rules and Regulations under the Securities Exchange Act of 1934 as from time to time amended;

    (c) the submission of a nominee or nominees for the position of director of Sunoco, Inc. by a shareholder or Group of shareholders in a proxy solicitation or otherwise which, in its judgment, the Board of Directors determines by adoption of a resolution within thirty (30) days of such submission, might result in a Change in Control of Sunoco, Inc.;

    (d) any person files a pre-merger notification for the acquisition of capital stock of Sunoco, Inc. pursuant to the Hart-Scott-Rodino Act; or

    (e) the Board of Directors in its judgment determines by adoption of a resolution that a Potential Change in Control of Sunoco, Inc. for purposes of this Plan has occurred.

  1.26 Pro-rated Bonus Award - shall mean an amount equal to the Incentive Award otherwise payable to a Participant for the Plan Year in which the Participant's termination of employment with the Company (other than for Ordinary Just Cause) is effective, multiplied by a fraction the numerator of which is the number of full and partial months in the applicable Plan Year through the date of termination of such Participant's employment, and the denominator of which is twelve (12).

  1.27 Sunoco Stock - shall mean the common stock of Sunoco, Inc.

                                  ARTICLE II

                            Background and Purpose

  2.1 Purpose. The purpose of the Executive Incentive Plan is to promote the achievement of the Company's short-term, targeted business objectives by providing competitive incentive reward opportunities to those employees who can significantly impact the Company's performance. The Plan enhances the Company's ability to attract, develop and motivate individuals as members of a talented management team while aligning their interest with those of the shareholders. As described herein, the awards made under the Plan may recognize Company, business unit, team and/or individual performance.


  2.2 Effective Date. This amendment and restatement of the Plan is effective May 3, 2001.

  2.3 Administration. The Committee shall have full power and authority to construe, interpret and administer the Plan and to make rules and regulations subject to the provisions of the Plan. All decisions, actions, determinations or interpretations of the Committee shall be made in its sole discretion and shall be final, conclusive and binding on all parties.

  2.4 Eligibility and Participation. Participation in the Plan is limited to Executive Resource Employees and other employees evaluated in positions with Grades 11, 12 and 13 at any time during the Plan Year.

                                  ARTICLE III

                  Determination of Guideline Incentive Awards

  3.1 Guideline Percentages. Within the time prescribed by Section 162(m) of the Code, the Committee will establish, in writing, for the applicable Plan Year, the guideline incentive opportunities for Participants as a percentage of actual salary in effect on the last day of the final pay period of the current Plan Year.

  3.2 Guideline Incentive Award. The Guideline Incentive Award is calculated for each Participant by multiplying the individual Participant's actual salary in effect on the last day of the final pay period of the current Plan Year by the applicable guideline percentage established by the Committee.

  Actual incentive awards to individual Participants may be greater or lesser than this guideline depending on Company and, as necessary, business unit, team and/or individual Participant performance.

                                  ARTICLE IV

                       Determination of Incentive Award

  4.1 Performance Goals.

  (a) Five Most Highly Compensated Officers: For a Participant who is one of the top five most highly compensated officers of the Company during the applicable Plan Year, the amount of any Incentive Award earned will be based upon the attainment of Performance Goals established by the Committee in accordance with Section 162(m) of the Code. Within the time prescribed by
Section 162(m) of the Code, the Committee will establish, in writing, the weighted Performance Goals and related Performance Factors for various goal achievement levels for the applicable Plan Year, and will determine the appropriate methodology for including Company, business unit, team and/or individual performance in the Incentive Award computations for such year.

  In establishing the weighted Performance Goals, the Committee shall take the necessary steps to insure that the ability to achieve the pre-established goals is uncertain at the time the goals are set. The established written Performance Goals, assigned weights, and Performance Factors shall be written in terms of an objective formula, whereby any third party having knowledge of the relevant Company, business unit, team and/or individual performance results could calculate the amount to be paid. Such Performance Goals may vary by Participant and by award.

    (1) Adjustment or Modification of Performance Goals. The Committee, in its discretion (and within the time prescribed by Section 162(m) of the Code), may adjust or modify the calculation of Performance Goals to prevent dilution or enlargement of the rights of Participants:

      (i) in the event of, in recognition of, or in anticipation of, any unanticipated, unusual nonrecurring or extraordinary corporate item, transaction, event, or development; or

      (ii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

    Unless otherwise determined by the Committee, if any provision of the Plan or any Incentive Award granted to an individual who is one of the top five most highly compensated officers of the Company hereunder would not comply with Section 162(m) of the Code, such provision or Incentive Award shall be construed or deemed amended to conform to Section 162(m) of the Code.

    (2) Determination of Performance Factor. After the end of each Plan Year, the Committee will determine:

      (i) the extent to which the Company, business unit and/or team Performance Goals have been met; and

      (ii) the Company, business unit and/or team Performance Factor (each of which may vary from 0% to 200%), appropriate to the level of performance achieved with respect to each Performance Goal.

  (b) Other Participants: For a Participant who is not one of the top five most highly compensated officers of the Company during the applicable Plan Year, the amount of any Incentive Award earned will be based upon the attainment of Performance Goals established as provided in this Section 4.1(b). For each Plan Year, the CEO, and if so delegated, other members of the Executive Team will determine the appropriate methodology for including Company, business unit, team and individual performance in the Incentive Award computations for such year. While Company Performance will always be included in the computation, the other factors may or may not be included as deemed appropriate by the Executive Team. The applicable Performance Factors shall be determined as follows:

    (1) Determination of Performance Factor Applicable to Company. For each Plan Year, the Compensation Committee shall establish annual Performance Goal(s) for the Company, based on one or more criteria that the Compensation Committee, in its sole discretion, determines to be applicable.

    After the end of each calendar year, the Compensation Committee will determine the extent to which such Performance Goals have been met and the appropriate Company Performance Factor, from 0% to 200%, that is appropriate with the varying levels of performance for each goal.

    (2) Determination of Business Unit and Team Performance Factors. The CEO, and if so delegated, other members of the Executive Team shall determine the annual business unit Performance Goal(s) and the applicable levels of performance based on one or more factors. Business unit leaders will establish annual Performance Goal(s) for any teams within their respective business units.

    After the end of each calendar year, the CEO, and if so delegated, other members of the Executive Team will determine the extent to which the business unit Performance Goals have been met and the business unit Performance Factor, from 0% to 200%, that is appropriate with the varying levels of performance for each goal. Business unit leaders will similarly evaluate the performance of any teams to determine the appropriate Performance Factor applicable to such team.

  4.2 Individual Performance Factors. Incentive Awards under this Plan may be based, in whole or in part, upon the attainment of individual performance objectives or targets. For a Participant who is one of the top five most highly compensated officers of the Company during the applicable Plan Year, the Committee will establish, in writing, individual performance objectives or targets in accordance with Section 162(m) of the Code and Section 4.1 hereof. For all other Participants, the recommended individual performance assessment process is briefly outlined as follows:

    (a) Prior to the beginning of each Plan Year or other appropriate time, the Participant and his or her manager will agree on individual performance targets or objectives (which may be related to the Participant's collaboration on a work team) to be attained during the Plan Year.

    (b) Progress toward attainment of such individual targets or objectives will be formally reviewed on a periodic basis.

    (c) At the end of the year, the manager will assess the degree to which the individual performance targets or objectives have been achieved, keeping in mind environmental or circumstantial changes that may have affected the original targets or objectives. Specifically, consideration should be given to:

       (1) level of contributions relative to peers.

       (2) degree of difficulty of performance targets.

       (3) reaction to unanticipated changes in the business environment.

       (4) unplanned contributions.

       (5) team performance, as appropriate.

    (d) While the level of individual performance for the Plan should be based primarily on annual targets and objectives, the performance factors utilized for this program should be consistent with appraisals used for the purposes of salary administration as updated to reflect performance since the last appraisal.

    (e) The performance appraisal should be documented in such a way as to identify the performance targets and objectives, the assessment of individual performance against such targets and objectives, and any other significant information to support the recommendation.

    (f) The Participant's individual performance factor should be determined based upon the individual performance assessment as outlined below:

     Individual Performance                             Adjustment to Individual
     Assessments                                        Performance Components*
     ----------------------                             ------------------------
     Exceed all performance targets....................        150% to 200%
     Exceed most performance targets...................        115% to 145%
     Met most performance targets......................         90% to 110%
     Met some/few performance targets..................         50% to  85%
     Completely unacceptable performance...............        0%

    --------
    * All assessments should be multiples of 5%.

    (g) The Participant's individual performance assessment will be determined by his or her manager and approved by the appropriate member of the Executive Team and, where appropriate, the CEO.

                                   ARTICLE V

                Forfeiture and/or Proration of Incentive Award

  5.1 Forfeiture. Provided that no Change in Control of the Company has occurred, if a Participant voluntarily terminates his or her employment with the Company (for any reason other than retirement, death, permanent disability, approved leave of absence) prior to December 31 of any Plan Year, such Participant will not receive payment of any Incentive Award for such Plan Year. Likewise, a Participant will not receive payment of any Incentive Award for a particular Plan Year if no Change in Control has occurred and the Participant's employment with the Company is terminated for Ordinary Just Cause before March 15 of the succeeding calendar year.

  5.2 Proration. A Pro-rated Bonus Award, reflecting participation for a portion of the Plan Year, will be paid to any Participant whose employment status changed during the year as a result of death or permanent disability (as determined by the Committee), or due to retirement, approved leave of absence, or termination at the Company's request (other than for Ordinary Just Cause). New hires and part-time employees also will receive a Pro-rated Bonus Award. Unless otherwise required by applicable law, any Pro-rated Bonus Award payable hereunder will be paid on the date when Incentive Awards are otherwise payable as provided in the Plan.

                                  ARTICLE VI

                Timing, Form of Payment, and Deferral of Awards

  6.1 Timing and Form of Payment.

    (a) Certification in Writing. Prior to the payment of any Incentive Award under this Plan, the Committee will certify in writing that the applicable Performance Goals, and any other material terms or conditions of such award, have been satisfied. In making this certification, the Committee will be entitled to rely upon an appropriate officer's certificate from the Company's Chief Financial Officer. Upon approval by the Committee of the individual Incentive Awards for the top five most highly compensated officers of the Company and the aggregate amount of all Incentive Awards for the Plan Year, and subject to Sections 6.2 and 6.3 hereof, payment of the individual awards will be made in cash less the withholding of appropriate taxes. Payment will be made not later than March 15th of the calendar year following each Plan Year.

    (b) Negative Discretion. The Committee will have the discretion, by Participant and by grant, to reduce (but not to increase) some or all of the amount of any Incentive Award that would otherwise be payable by reason of the satisfaction of the Performance Goals. In making any such determination, the Committee is authorized to take into account any such factor or factors it determines are appropriate, including but not limited to Company, business unit and individual performance; provided, however, the exercise of such negative discretion with respect to one executive may not be used to increase the amount of any award otherwise payable to another executive.

  6.2 Deferral of Awards.

    (a) Deferral by Participant. Certain executives may elect to defer their Incentive Award under the terms of the Sunoco, Inc. Deferred Compensation Plan.

    (b) Deferral by Committee. Each year in conjunction with the granting of an Annual Incentive Award to a Participant in this Plan, the Committee, in its sole discretion, may cause all or a portion of such Annual Incentive Award to be deferred under the terms of the Sunoco, Inc. Deferred Compensation Plan. Any portion of the Annual Incentive Award which is deferred shall be credited to a Participant's account under the Deferred Compensation Plan at the time the bonus would otherwise have been paid had no Committee action to defer been taken.

  6.3 Awards of Sunoco Stock. In the sole discretion of the Committee, all or a portion of each Participant's Incentive Award may be paid in shares of Sunoco Stock, all or a portion of which may be subject to certain restrictions for failure to meet applicable minimum stock ownership guidelines, or otherwise.

    (a) For a Participant subject to minimum stock ownership guidelines (as established from time to time by the Committee or the Company), but failing to meet the applicable personal ownership requirement within the prescribed period, the Committee may award shares of Sunoco Stock, from the treasury of the Company, subject to appropriate restrictions on sale, exchange, transfer, pledge, hypothecation, gift or other disposition.

    (b) The number of shares of Sunoco Stock to be issued from the Company's treasury pursuant to this Section 6.3 shall be determined by dividing:

      (1) the amount of the Incentive Award to be paid in Sunoco Stock; by

      (2) the average Fair Market Value of Sunoco Stock during the ten (10) consecutive trading days immediately preceding the date on which the Incentive Award is to be paid.

    (c) All tax withholding will be satisfied from that remaining portion of the Incentive Award paid in cash.

                                  ARTICLE VII

                               Change in Control

  7.1 Effect of Change in Control. The terms of this Article VII shall immediately become operative, without further action or consent by any person or entity, upon a Change in Control, and once operative shall supersede and control over any other provisions of this Plan.

  7.2 Acceleration. Upon the occurrence of a Change in Control, the CIC Incentive Award shall be payable in cash within thirty (30) days of the occurrence of a Change in Control (or as soon as it is practicable to determine the appropriate Performance Factors under Subsection (a) below) to all CIC Participants. Such award shall be calculated according to the terms of the Plan, except as follows:

    (a) The applicable Performance Factors shall be determined based upon performance of the Company, business unit and/or team, as the case may be, from January 1 through the end of the most recent quarter (prior to the Change in Control) for which the Company has reported its earnings to the public. Notwithstanding the methodology established by the Committee for the Plan Year, there shall be no adjustment for individual performance factors in the determination of the CIC Incentive Award. If a specified percentage of the Guideline Award was to be based upon individual performance, such percentage will be adjusted using the weighted average of the Performance Factors applicable to Company and, as necessary, business unit and/or team performance used to determine the non-individual performance components of the CIC Participant's award.

    (b) The amount of the CIC Incentive Award shall be equal to the respective annual Guideline Incentive Award adjusted to reflect the Performance Factors applicable to Company and, as necessary, business unit and/or team performance (calculated in accordance with subsection (a) hereof), multiplied by the number of full and partial months in the CIC Short Period divided by twelve (12). Such result shall be further adjusted to reflect participation for only a portion of the CIC Short Period in accordance with Section 5.2.

    (c) Notwithstanding the provisions of Section 8.3 hereof, effective upon a Change in Control, no action by the Committee or the Board of Directors may terminate or reduce the benefits or prospective benefits of any CIC Participant on the date of reference without the express written consent of such CIC Participant.

  7.3 Attorney's Fees. The Company shall pay all reasonable legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or other right such Participant may be entitled to under the Plan after a Change in Control; provided, however, that the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

                                 ARTICLE VIII

                                 Miscellaneous

  8.1 Funding of Plan. In a meeting to be held not later than December 31st of each Plan Year, the Committee may determine, by appropriate resolution, an estimate of the amount of monies, if any, that should be set aside for the current Plan Year for payment to Participants in the following calendar year.

  8.2 Construction. Nothing in this Plan or in any agreement or other instrument executed pursuant thereto shall be construed as conferring upon any Participant the right to receive executive incentive compensation or to be continued in the employ of the Company and any rights conferred by this Plan may not be transferred, sold, assigned, pledged, anticipated or otherwise disposed of other than by will or intestate laws.

  8.3 Amendment. This Plan may be amended at any time by the Committee and may be terminated in whole or in part at any time by the Board of Directors (except as set forth in Section 7.2(c)).

                                                                       Exhibit B

--------------------------------------------------------------------------------



                                  SUNOCO, INC.

                   LONG-TERM PERFORMANCE ENHANCEMENT PLAN II

                              (as of May 3, 2001)


--------------------------------------------------------------------------------

                                   ARTICLE I

                                  Definitions

  As used in this Plan, the following terms shall have the meanings herein specified:

  1.1 Affiliate - shall mean any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Sunoco, Inc.

  1.2 Board of Directors - shall mean the Board of Directors of Sunoco, Inc.

  1.3 Change in Control - shall mean the occurrence of any of the following events or transactions:

    (a) Continuing Directors cease, within one year of a Control Transaction, to constitute a majority of the Board of Directors of Sunoco, Inc. (or of the Board of Directors of any successor to Sunoco, Inc. or to all or substantially all of its assets), or

    (b) any entity, person or Group acquires shares of Sunoco, Inc. in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially more than twenty percent (20%) of the outstanding voting shares of Sunoco, Inc.

  1.4 Code - shall mean the Internal Revenue Code of 1986, as amended.

  1.5 Committee - shall mean the committee appointed to administer this Plan by the Board of Directors of the Company, as constituted from time to time. The Committee shall consist of at least two (2) members of the Board of Directors, each of whom shall meet applicable requirements set forth in the pertinent regulations under Section 16 of the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Code.

  1.6 Common Stock - shall mean the authorized and unissued or treasury shares of common stock of Sunoco, Inc.

  1.7 Common Stock Units - shall have the meaning provided herein at Section
6.1.

  1.8 Company - shall mean Sunoco, Inc., a Pennsylvania corporation. The term "Company" shall include any successor to Sunoco, Inc., any Subsidiary or Affiliate which has adopted the Plan, or a corporation succeeding to the business of Sunoco, Inc., or any Subsidiary or Affiliate by merger, consolidation, liquidation or purchase of assets or stock or similar transaction.

  1.9 Continuing Director - shall mean a Director who was a member of the Board of Directors immediately prior to a Control Transaction which results in a Change in Control.

  1.10 Control Transaction - shall mean any of the following transactions or any combination thereof:

    (a) any tender offer for or acquisition of capital stock of Sunoco, Inc.;

    (b) any merger, consolidation, or sale of all or substantially all of the assets of Sunoco, Inc.; or

    (c) the submission of a nominee or nominees for the position of director of Sunoco, Inc. by a shareholder or a Group of shareholders in a proxy solicitation or otherwise.

  1.11 CSU Payout Date - shall have the meaning provided herein at Section
6.9.

  1.12 Dividend Equivalents - shall have the meaning provided herein at
Section 6.3.

  1.13 Dividend Equivalent Account - shall have the meaning provided herein at
Section 6.3.

  1.14 Employment Termination Date - shall mean the date on which the employment relationship between the Participant and the Company is terminated, or on which the Participant ceases to be a director of the Company.

  1.15 Exercise Period - shall have the meaning provided herein at Section
5.3.

  1.16 Fair Market Value - shall mean, as of any date and in respect of any share of Common Stock, the opening price on such date of a share of Common Stock (which price shall be the closing price on the previous trading day of a share of Common Stock as reported on the New York Stock Exchange Composite Transactions Tape, and as reflected in the consolidated trading tables of the Wall Street Journal or any other publication selected by the Committee). If there is no sale of shares of Common Stock on the New York Stock Exchange for more than ten (10) days immediately preceding such date, or if deemed appropriate by the Committee for any other reason, the Fair Market Value of the shares of Common Stock shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

  1.17 Group - shall mean persons who act in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

  1.18 Immediate Family Member - shall mean spouse (or common law spouse), siblings, parents, children, stepchildren, adoptive relationships and/or grandchildren of the Participant (and, for this purpose, also shall include the Participant).

  1.19 Incentive Stock Options - shall have the meaning provided herein at
Section 4.1.

  1.20 Just Cause - shall mean:

    (a) a judicial determination that the Participant has committed fraud, misappropriation, or embezzlement against the Company; or

    (b) a non-appealable conviction of, or entry of a plea of nolo contendere for, an act by the Participant constituting a felony which, as determined by the Company in good faith, constitutes a crime involving moral turpitude and has resulted in material harm to the Company, its subsidiaries and affiliates taken as a whole.

  No termination of employment shall be deemed an effective termination for Just Cause unless accompanied by a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Continuing Directors at a meeting of the Board of Directors which was called and held for the purpose of considering such termination, or if there are no Continuing Directors, then by at least three quarters (3/4) of the entire Board of Directors (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant's counsel, to be heard before the Board of Directors) finding that, in the good faith opinion of the Board of Directors, the Participant was guilty of conduct set forth in the preceding sentence, and specifying the particulars thereof in detail. In any deliberations or votes by the Board of Directors concerning a determination under this Section, the Participant shall recuse himself from such deliberations and votes.

  1.21 Limited Rights - shall have the meaning provided herein at Section 5.1.

  1.22 Market Price - shall have the meaning provided herein at Section 5.4.

  1.23 Option - shall mean Stock Option and/or Incentive Stock Option.

  1.24 Option Price - shall mean the purchase price per share of Common Stock deliverable upon the exercise of an Option.

  1.25 Optionee - shall mean the holder of an Option.

  1.26 Participant - shall have the meaning provided herein at Section 2.4(a).

  1.27 Performance Factors - shall mean the various payout percentages related to the attainment levels of one or more Performance Goals, as determined by the Committee.

  1.28 Performance Goals - shall mean the specific targeted amounts of, or changes in, financial or operating goals including: revenues; expenses; net income; operating income; equity; return on equity, assets or capital employed; working capital; shareholder return; operating capacity utilized; production or sales volumes; or throughput. Other financial or operating goals may also be used as determined by the Committee. Such goals may be applicable to the Company as a whole or one or more of its business units and may be applied in total or on a per share, per barrel or percentage basis and on an absolute basis or relative to other companies, industries or indices or any combination thereof, as determined by the Committee.

  1.29 Performance Period - shall have the meaning provided herein at Section
6.4.

  1.30 Plan - shall have the meaning provided herein at Section 2.2.

  1.31 Potential Change in Control - shall mean the occurrence of any of the following events or transactions:

    (a) any person (other than Sunoco, Inc., or any Affiliate or Subsidiary thereof) makes a tender offer for capital stock of Sunoco, Inc.;

    (b) any person becomes the beneficial owner, directly or indirectly, of capital stock of Sunoco, Inc. in an amount which requires the filing of
  Schedule 13D or its equivalent
  form pursuant to the Rules and Regulations under the Securities Exchange Act of 1934 as from time to time amended;

    (c) the submission of a nominee or nominees for the position of director of Sunoco, Inc. by a shareholder or Group of shareholders in a proxy solicitation or otherwise which, in its judgment, the Board of Directors determines by adoption of a resolution within thirty (30) days of such submission, might result in a Change in Control of Sunoco, Inc.;

    (d) any person files a pre-merger notification for the acquisition of capital stock of Sunoco, Inc. pursuant to the Hart-Scott-Rodino Act; or

    (e) the Board of Directors in its judgment determines by adoption of a resolution that a Potential Change in Control of Sunoco, Inc. for purposes of this Plan has occurred.

  1.32 Qualifying Termination - shall mean, with respect to the employment of any Participant, the following:

    (a) a termination of employment by the Company within seven (7) months after a Change in Control, other than for Just Cause;

    (b) a termination of employment by the Participant within seven (7) months after a Change in Control for one or more of the following reasons:

      (1) the assignment to such Participant of any duties materially inconsistent with such Participant's positions, duties, responsibilities and status with the Company immediately prior to the Change in Control, or a reduction in the duties and responsibilities held by the Participant immediately prior to the Change in Control; a change in the Participant's reporting responsibilities, title or offices as in effect immediately prior to the Change in Control that is adverse to the Participant; or any removal of the Participant from or any failure to reelect the Participant to any position with the Company that such Participant held immediately prior to the Change in Control except in connection with such Participant's:

              (i) assignment to a new position at a higher combined annual base salary and guideline (target) bonus; or

              (ii) termination of employment by the Company for Just Cause;

      (2) with respect to any Participant who is a member of the Board of Directors immediately prior to the Change in Control, the removal by the Company's shareholders of, or any failure of the Company's shareholders to elect or reelect, or of the Company to appoint or reappoint, the Participant as a member of the Board of Directors;

      (3) a reduction by the Company in either of the Participant's annual base salary or guideline (target) bonus as in effect immediately prior to the Change in Control; the failure by the Company to continue in effect, or the taking of any action by the Company that would adversely affect such Participant's participation in or significantly reduce such Participant's benefits under, any employee benefit plan or compensation plan in which such Participant was participating immediately prior to the Change in Control; provided, however, that in the aggregate such actions by the Company significantly reduce the Participant's total compensation (i.e., the sum of Participant's annual base salary, guideline (target) bonus, and the aggregate value to the Participant of all employee benefit and compensation plans); or the failure by the Company, without the Participant's consent, to pay to the Participant any portion of the Participant's current compensation, or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company; or

      (4) the Company requires the Participant to be based anywhere other than the Participant's present work location or a location within thirty-five (35) miles from the present location; or the Company requires the Participant to travel on Company business to an extent substantially more burdensome than such Participant's travel obligations during the period of twelve (12) consecutive months immediately preceding the Change in Control;

  provided, however, that in the case of any such termination of employment by the Participant under this subparagraph (b), such termination shall not be deemed to be a Qualifying Termination unless the termination occurs within 120 days after the occurrence of the event or events constituting the reason for the termination; or

    (c) a termination of employment by the Company other than a termination for Just Cause, or a termination of employment by the Participant for one of the reasons set forth in (b) above, following a Potential Change in Control, if the Participant can demonstrate that such termination or circumstance in (b) above leading to termination:

      (1) was at the request of a third party with which the Company had entered into negotiations or an agreement with regard to a Change in Control; or

      (2) otherwise occurred in connection with, or in anticipation of, a Change in Control;

  provided, however, that in either such case, such Change in Control actually occurs within one (1) year following the Employment Termination Date.

  1.33 Stock Options - shall have the meaning provided herein at Section 3.1.

  1.34 Subsidiary - shall mean any corporation of which, at the time, more than fifty percent (50%) of the shares entitled to vote generally in an election of directors are owned directly or indirectly by Sunoco, Inc. or any subsidiary thereof.

                                  ARTICLE II

Background, Purpose and Term of Plan; Participation & Eligibility for Benefits

  2.1 Background. Effective on December 31, 2001, no further awards shall be made under the Sunoco, Inc. Long-Term Performance Enhancement Plan adopted in May, 1997; provided, however, that any rights theretofore granted under that plan shall not be affected.

  2.2 Purpose of the Plan. The purposes of this Sunoco, Inc. Long-Term Performance Enhancement Plan II (the "Plan") are to:

    (a) better align the interests of shareholders and management of the Company by creating a direct linkage between Participants' rewards and shareholders' gains;

    (b) provide management with the ability to increase equity ownership in Sunoco, Inc.;

    (c) provide competitive compensation opportunities that can be realized through attainment of performance goals; and

    (d) provide an incentive to management for continuous employment with the Company.

  It is intended that most awards made under the Plan will qualify as performance-based compensation under Section 162(m) of the Code.

  2.3 Term of the Plan. This Plan will become effective upon approval by the holders of a majority of the votes present, in person or represented by proxy, at the 2001 Annual Meeting of Shareholders of the Company. No awards will be made under the Plan after December 31, 2006, unless the Board of Directors extends this date to a date no later than December 31, 2011. The Plan and all awards made under the Plan prior to such date (or extended date) shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

  2.4 Administration. The Plan shall be administered by the Committee, which shall have the authority, in its sole discretion and from time to time to:

    (a) designate the employees or directors, or classes of employees or directors, eligible to participate in the Plan (each such employee or director being a "Participant");

    (b) grant awards provided in the Plan in such form and amount as the Committee shall determine;

    (c) impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate; and

    (d) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

  The decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or not taken or decision made or not made in good faith relating to the Plan or any award thereunder.

  2.5 Eligibility for Participation. Participants in the Plan shall be:

    (a) non-employee members of the Board of Directors of the Company; and

    (b) those officers and other key employees occupying responsible managerial or professional positions at the Company, and capable of substantially contributing to its success.

  In making this selection and in determining the amount of awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to its profitability and sound growth.

  2.6 Types of Awards Under the Plan. Awards under the Plan may be in the form of any one or more of the following:

    (a) Stock Options, as described in Article III;

    (b) Incentive Stock Options, as described in Article IV;

    (c) Limited Rights, as described in Article V; and/or

    (d) Common Stock Units, as described in Article VI.

  2.7 Aggregate Limitation on Awards. Shares of stock which may be issued under the Plan shall be Common Stock. The maximum number of shares of Common Stock which may be issued under the Plan shall be four million (4,000,000). No Option may be granted if the number of shares of Common Stock to which such Option relates, when added to the number of shares of Common Stock previously issued under the Plan, exceeds the number of such shares reserved under the preceding sentence. For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan:

    (a) all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of an Option;

    (b) only the shares issued (including the shares, if any, withheld for tax withholding requirements) net of shares of Common Stock used as full or partial payment for such shares upon exercise of an Option, shall be counted; and

    (c) only the shares issued (including the shares, if any, withheld for tax withholding) upon vesting and payment of Common Stock Units, shall be counted.

  In addition to shares of Common Stock actually issued pursuant to the exercise of Options, there shall be deemed to have been issued a number of shares equal to the number of shares of Common Stock in respect of which Limited Rights (as described in Article V) shall have been exercised. Shares tendered by a Participant as payment for shares issued upon exercise of an Option shall be available for issuance under the Plan. Any shares distributed pursuant to an Option may consist, in whole or in part, of authorized and unissued shares or treasury shares including shares of Common Stock acquired by purchase in the open market or in private transactions. Any shares of Common Stock subject to an Option, which for any reason is terminated, unexercised or expires shall again be available for issuance under the Plan, but shares subject to an Option that, as a result of the exercise of Limited Rights, are not issued, shall not be available for issuance under the Plan.

    (d) The maximum number of Options that shall be granted in any calendar year to a Participant shall be four hundred thousand (400,000).

    (e) The maximum number of Common Stock Units granted in any calendar year to a Participant shall be fifty thousand (50,000).

    (f) The maximum number of Common Stock Units granted under the Plan will be one million (1,000,000).

  The share limits set forth in this Section 2.7 shall be adjusted to reflect any capitalization changes as discussed in Section 7.9.

                                  ARTICLE III

                                 Stock Options

  3.1 Award of Stock Options. The Committee, from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, may grant to any Participant in the Plan one or more options to purchase for cash or shares the number of shares of Common Stock ("Stock Options") allotted by the Committee. The date a Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of options to a Participant pursuant to the Plan.

  3.2 Stock Option Agreements. The grant of a Stock Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the holder of a Stock Option, stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

  3.3 Stock Option Price. The Option Price per share of Common Stock deliverable upon the exercise of a Stock Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted.

  3.4 Term and Exercise. The term and the vesting schedule of the Stock Options shall be determined by the Committee. However, no Stock Option may be exercisable before the first anniversary of the date of grant or after the tenth anniversary of such date. No Stock Option shall be exercisable after the expiration of its term.

  3.5 Transferability. No Stock Option may be transferred by the Participant other than by will, by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a domestic relations order under applicable provisions of law, and during the Participant's lifetime the option may be exercised only by the Participant; provided, however, that, subject to such limits as the Committee may establish, the Committee, in its discretion, may allow the Participant to transfer a Stock Option for no consideration to, or for the benefit of, an Immediate Family Member or to a bona fide trust for the exclusive benefit of such Immediate Family Members, or a partnership or limited liability company in which such Immediate Family Members are the only partners or members.

  Such transfer may only be effected following the advance written notice from the Participant to the Committee, describing the terms and conditions of the proposed transfer, and such transfer shall become effective only when recorded in the Company's record of outstanding Stock Options. Any such transferable Stock Option is further conditioned on the Participant and such Immediate Family Member or other transferee agreeing to abide by the Company's then-current Stock Option transfer guidelines. In the discretion of the Committee, the foregoing right to transfer a Stock Option also will apply to the right to transfer ancillary rights associated with such Stock Option, and to the right to consent to any amendment to the applicable Stock Option Agreement.

  Subsequent transfers shall be prohibited except in accordance with the laws of descent and distribution, or by will. Following transfer, any such Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and the terms "Optionee" or "Participant" shall be deemed to include the transferee; provided, however, that the events of termination of employment of Sections 3.8 ("Retirement or Disability"), 3.9 ("Termination for Other Reasons") and 3.10 ("Death of Optionee") hereof shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the transferee only to the extent, and for the respective periods specified therein. Neither the Committee nor the Company will have any obligation to inform any transferee of a Stock Option or stock appreciation right of any expiration, termination, lapse or acceleration of such Option. The Company will have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Stock Option or stock appreciation right that has been transferred by a Participant under this
Section 3.5.

  3.6 Manner of Payment. Each Stock Option Agreement shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the Option Price for such shares (together with payment for any taxes which the Company is required by law to withhold by reason of such exercise) with cash or with Common Stock. All shares of Common Stock issued under this Plan, or any other Company plan, must be held at least six (6) months before they may be used as payment of the Option Price.

  3.7 Issuance and Delivery of Shares. As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for, or otherwise register the Optionee on the books and records of the Company as a holder of, such shares of Common Stock. The Optionee shall become a shareholder of the Company with respect to the Common Stock so registered, or represented by share certificates so issued, and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Option award.

    (a) Notwithstanding the foregoing, and at the discretion of the Committee, any Optionee subject to minimum stock ownership guidelines (as established from time to time by the Committee or the Company), but failing to meet the applicable personal ownership requirement within the prescribed period may, upon exercise of the Options, receive a number of shares of Common Stock subject to the following restrictions which shall remain in place until compliance with such ownership guidelines is attained:

      (1) The number of shares subject to the restrictions shall be equal to the total number of shares received in the exercise of the Options, minus the sum of:

              (i) to the extent that shares received upon exercise of the
            Option are used to pay the Option Price, the number of shares which have a Fair Market Value on the date of the Option exercise equal to the total amount paid for all the shares received in the Option exercise; and

              (ii) to the extent that shares received upon exercise of the
            Option are used to pay taxes and brokerage fees, the number of shares which have a Fair Market Value on the date of the Option exercise equal to the applicable federal, state and local withholding tax on the total Option exercise and any brokerage commission or interest charges, if applicable to the exercise.

      (2) Other than transfers to family members or trusts that are permitted in accordance with the applicable stock ownership guidelines, and that will not result in a reduction in the level of ownership attributable to the Participant under such guidelines, the Optionee shall be prohibited from effecting the sale, exchange, transfer, pledge, hypothecation, gift or other disposition of such shares of Common Stock until the earlier of:

              (i) attainment of compliance with applicable stock ownership guidelines;

              (ii) the Optionee's death, retirement, or permanent disability
            (as determined by the Committee); or

              (iii) occurrence of the Optionee's Employment Termination Date, for any reason other than Just Cause.

      Notwithstanding the foregoing, six (6) months after the exercise of the Stock Option, such shares of Common Stock may be used as payment of the Option Price of shares issued upon the exercise of other Stock Options. However, all such shares issued will be restricted shares.

      (3) The restrictions shall apply to any new, additional or different securities the Optionee may become entitled to receive with respect to such shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company.

    (b) Until such time as the restrictions hereunder lapse, the shares will be held in "book-entry form" and appropriate notation of these restrictions will be maintained in the records of the Company's transfer agent and registrar. Any share certificate representing such shares will bear a conspicuous legend evidencing these restrictions, and the Company may require the Optionee to deposit the share certificate with the Company or its agent, endorsed in blank or accompanied by a duly executed irrevocable stock power or other instrument of transfer.

  3.8 Retirement or Disability. Upon termination of the Optionee's employment by reason of retirement or permanent disability (as each is determined by the Committee), the Optionee may, within sixty (60) months from the date of termination, exercise any Stock Options to the extent such options are exercisable during such 60-month period.

  3.9 Termination for Other Reasons. Except as provided in Sections 3.8 and 3.10, or except as otherwise determined by the Committee, upon termination of an Optionee's employment, all unvested Stock Options shall terminate immediately, and all vested Stock Options shall terminate:

    (a) immediately, in the case of an Optionee terminated by the Company for Just Cause; or

    (b) upon the expiration of ninety (90) calendar days following the occurrence of the Optionee's Employment Termination Date, other than for Just Cause;

provided, however, that the Limited Rights awarded in tandem with such Stock Options shall not terminate and such Limited Rights shall remain exercisable during the Exercise Period for any Optionee whose employment relationship with the Company has been terminated as a result of any Qualifying Termination.

  3.10 Death of Optionee. Any rights in respect of Stock Options to the extent exercisable on the date of the Optionee's death may be exercised by the Optionee's estate or by any person that acquires the legal right to exercise such Stock Option by bequest, inheritance, or otherwise by reason of the death of the Optionee. Any such exercise to be valid must occur within the remaining option term of the Stock Option. The foregoing provisions of this Section 3.10 shall apply to an Optionee who dies while employed by the Company and to an Optionee whose employment may have terminated prior to death; provided, however, that:

    (a) an Optionee who dies while employed by the Company will be treated as if the Optionee had retired on the date of death. Accordingly, the Optionee's estate or a person who acquires the right to exercise such Stock Option by bequest or inheritance will have the right to exercise the Stock Option in accordance with Section 3.8; or

    (b) the estate or a person who acquires the right to exercise a Stock Option by bequest or inheritance from an Optionee who dies after terminating employment with the Company will have the remainder of any exercise period provided under Sections 3.8 and 3.9.

  3.11 Acceleration of Options. Notwithstanding any provisions to the contrary in agreements evidencing Options granted thereunder, each outstanding Option shall become immediately and fully exercisable upon the occurrence of any Change in Control of Sunoco, Inc.

  3.12 Effect of Exercise. The exercise of any Stock Options shall cancel that number of related Limited Rights, if any, which is equal to the number of shares of Common Stock purchased pursuant to said Options.

                                  ARTICLE IV

                            Incentive Stock Options

  4.1 Award of Incentive Stock Options. The Committee, from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, may grant to any Participant in the Plan one or more "incentive stock options" (intended to qualify as such under the provisions of Section 422 of the Code ("Incentive Stock Options")) to purchase for cash or shares the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of options to a Participant pursuant to the Plan. Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of ten percent (10%) or more of the total combined voting power of the Company and its subsidiaries.

  4.2 Incentive Stock Option Agreements. The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

  4.3 Incentive Stock Option Price. The Option Price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted.

  4.4 Term and Exercise. The term and the vesting schedule of the Incentive Stock Option shall be determined by the Committee. However, no Incentive Stock Option may be exercisable before the first anniversary of the date of grant or after the tenth anniversary of such date. No Incentive Stock Option shall be exercisable after the expiration of its term.

  4.5 Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of grant with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year, under this Plan or any other stock option plan of the Company exceeds One Hundred Thousand Dollars ($100,000.00), then the Option, as to the excess shall be treated as a non-qualified stock option. An Incentive Stock Option shall not be granted to any person who is not an "employee" of the Company (within the meaning of Section 424(f) of the Code).

  4.6 Retirement or Disability. Upon the termination of the Optionee's employment by reason of retirement or permanent disability (as each is determined by the Committee), the Optionee may, within sixty (60) months from the date of such termination of employment, exercise any Incentive Stock Options to the extent such Incentive Stock Options are exercisable during such 60-month period. Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Code upon the exercise of an Incentive Stock Option will not be available to an Optionee who exercises any Incentive Stock Option more than:

    (a) twelve (12) months after the date of termination of employment due to permanent disability; or

    (b) three (3) months after the date of termination of employment due to retirement.

  4.7 Termination for Other Reasons. Except as provided in Sections 4.6 and 4.8, or except as otherwise determined by the Committee, upon termination of an Optionee's employment, all unvested Incentive Stock Options shall terminate immediately, and all vested Incentive Stock Options shall terminate:

    (a) immediately, in the case of an Optionee terminated by the Company for Just Cause; or

    (b) upon the expiration of ninety (90) calendar days following the date of termination of an Optionee's employment other than for Just Cause;

provided, however, that the Limited Rights awarded in tandem with such Incentive Stock Options shall not terminate and such Limited Rights shall remain exercisable during the Exercise Period for any Optionee whose employment relationship with the Company has been terminated as a result of any Qualifying Termination.

  4.8 Death of Optionee. Any rights in respect of Incentive Stock Options to the extent exercisable on the date of the Optionee's death may be exercised by the Optionee's estate or by any person that acquires the legal right to exercise such Stock Option by bequest, inheritance, or otherwise by reason of the death of the Optionee. Any such exercise to be valid must occur within the remaining option term of the Incentive Stock Option. The foregoing provisions of this Section 4.8 shall apply to an Optionee who dies while employed by the Company and to an Optionee whose employment may have terminated prior to death; provided, however, that:

    (a) an Optionee who dies while employed by the Company will be treated as if the Optionee had retired on the date of death. Accordingly, the Optionee's estate or a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance will have the right to exercise the Incentive Stock Option in accordance with Section 4.6; or

    (b) the estate or a person who acquires the right to exercise a stock option by bequest or inheritance from an Optionee who dies after terminating employment with the Company will have the remainder of any exercise period provided under Section 4.6 and 4.7.

  4.9 Applicability of Stock Options Selections. Section 3.6 ("Manner of Payment"), Section 3.7 ("Issuance and Delivery of Shares"), Section 3.11 ("Acceleration of Options") and Section 3.12 ("Effect of Exercise"), applicable to Stock Options, shall apply equally to Incentive Stock Options. Said Sections are incorporated by reference in this Article IV as though fully set forth herein.

                                   ARTICLE V

                                Limited Rights

  5.1 Award of Limited Rights. Concurrently with or subsequent to the award of any Option, the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the Optionee with respect to each Option, a related limited right permitting the Optionee, during a specified limited time period, to be paid the appreciation on the Option in lieu of exercising the Option ("Limited Right").

  5.2 Limited Rights Agreement. Limited Rights granted under the Plan shall be evidenced by written agreements in such form as the Committee may from time to time determine.

  5.3 Exercise Period. Limited Rights are immediately exercisable in full upon grant for a period of up to seven (7) months following the date of a Change in Control (the "Exercise Period").

  5.4 Amount of Payment. The amount of payment to which an Optionee shall be entitled upon the exercise of each Limited Right shall be equal to 100% of the amount, if any, which is equal to the difference between the Option Price of the related Option and the Market Price of a share of such Common Stock. Market Price is defined to be the greater of:

    (a) the highest price per share of Common Stock paid, in connection with any Change in Control, during the period from the date of occurrence of a Potential Change in Control through the ninetieth (90th) day following the subsequent related Change in Control; and

    (b) the highest price per share of Common Stock reflected in the consolidated trading tables of The Wall Street Journal (presently the New York Stock Exchange Composite Transactions quotations) during the 60-day period prior to the Change in Control.

  5.5 Form of Payment. Payment of the amount to which an Optionee is entitled upon the exercise of Limited Rights, as determined pursuant to Section 5.4, shall be made solely in cash.

  5.6 Effect of Exercise. If Limited Rights are exercised, the Stock Options, if any, related to such Limited Rights cease to be exercisable to the extent of the number of shares with respect to which the Limited Rights were exercised. Upon the exercise or termination of the Options, if any, related to such Limited Rights, the Limited Rights granted with respect thereto terminate to the extent of the number of shares as to which the related Options were exercised or terminated; provided, however, that with respect to Options that are terminated as a result of the termination of the Optionee's employment status, the Limited Rights awarded in tandem therewith shall not terminate and such Limited Rights shall remain exercisable during the Exercise Period for any Optionee whose employment relationship with the Company has been terminated as a result of any Qualifying Termination.

  5.7 Retirement or Disability. Upon termination of the Optionee's employment by reason of permanent disability or retirement (as each is determined by the Committee), the Optionee may, within six (6) months from the date of termination, exercise any Limited Rights to the extent such Limited Right is exercisable during such six-month period.

  5.8 Death of Optionee or Termination for Other Reasons. Except as provided in Sections 5.7 and 5.9 or except as otherwise determined by the Committee, all Limited Rights granted under the Plan shall terminate upon the termination of the Optionee's employment or upon the death of the Optionee.

  5.9 Termination Related to a Change in Control. The requirement that an Optionee be terminated by reason of retirement or permanent disability or be employed by the Company at the time of exercise pursuant to Sections 5.7 and 5.8, respectively, is waived during the Exercise Period as to any Optionee whose employment relationship with the Company has been terminated as a result of any Qualifying Termination.

                                  ARTICLE VI

                              Common Stock Units

  6.1 Award of Common Stock Units. The Committee, from time to time, and subject to the provisions of the Plan, may grant to any Participant in the Plan rights to receive shares of Common Stock which are subject to a risk of forfeiture by the Participant ("Common Stock Units"). At the time it grants any Common Stock Units, the Committee shall determine whether the payment of such Common Stock Units shall be conditioned upon either:

    (a) the Participant's continued employment with the Company throughout a stated period (Section 6.4); or

    (b) the attainment of certain predetermined performance objectives during a stated period (Section 6.5).

  The date Common Stock Units are granted shall mean the date selected by the Committee as of which the Committee allots a specific number of Common Stock Units to a Participant pursuant to the Plan.

  6.2 Common Stock Unit Agreements. Common Stock Units granted under the Plan shall be evidenced by written agreements stating the number of Common Stock Units evidenced thereby or in such form and as the Committee may from time to time determine.

  6.3 Dividend Equivalents. A holder of Common Stock Units will be entitled to receive payment from the Company in an amount equal to each cash dividend ("Dividend Equivalent") the Company would have paid to such holder had he, on the record date for payment of such dividend, been the holder of record of shares of Common Stock equal to the number of Common Stock Units which had been awarded to such holder as of the close of business on such record date. The Company shall establish a bookkeeping account on behalf of each Participant in which the Dividend Equivalents that would have been paid to the holder of Common Stock Units ("Dividend Equivalent Account") shall be credited. The Dividend Equivalent Account will not bear interest.

  6.4 Performance Period. Upon making an award, the Committee shall determine (and the Common Stock Unit Agreement shall state) the length of the applicable period during which employment must be maintained or certain performance targets must be attained (the "Performance Period"). Performance Periods will normally be from three (3) to five (5) years; provided, however, that the Committee at its sole discretion may establish other time periods; and further provided, that the Performance Period for an award conditioned upon a Participant's continued employment with the Company shall not be less than three (3) years.

  6.5 Performance Goals. Common Stock Units and the related Dividend Equivalent Account earned may be based upon the attainment of Performance Goals established by the Committee in accordance with Section 162(m) of the Code. Within the first ninety (90) days of the Performance Period, the Committee shall establish, in writing, the weighted Performance Goals and related Performance Factors for various goal achievement levels for the Company. In establishing the weighted Performance Goals, the Committee shall take the necessary steps to insure that the Company's ability to achieve the pre-established goals is uncertain at the time the goals are set. The established written Performance Goals, assigned weights, and Performance Factors shall be written in terms of an objective formula, whereby any third party having knowledge of the relevant Company performance results could calculate the amount to be paid. Such Performance Goals may vary by Participant and by grant.

  The number of Common Stock Units and Dividend Equivalents earned will be equal to the amounts awarded multiplied by the applicable Performance Factors. However, the Committee shall have the discretion, by Participant and by grant, to reduce (but not to increase) some or all of the amount that would otherwise be payable by reason of the satisfaction of the Performance Goals. In making any such determination, the Committee is authorized to take into account any such factor or factors it determines are appropriate, including but not limited to Company, business unit and individual performance.

  6.6 Payment of Common Stock Units and Dividend Equivalent Account. Payment in respect of Common Stock Units earned (as determined under Sections 6.4 and 6.5) shall be made to the holder thereof within ninety (90) days after the Performance Period for such units has ended, but only to the extent the Committee certifies in writing that the continuing employment and/or any applicable performance targets have been met.

  Payment for Common Stock Units earned shall be made in shares of Common Stock, except as provided in Section 6.9. The number of shares paid shall be equal to the number of Common Stock Units earned. The holder may elect to reduce this amount by the number of shares of Common Stock which have, on the date the Common Stock Units are paid, a fair market value equal to the applicable federal, state and local withholding tax due on the receipt of Common Stock, in lieu of making a cash payment equal to the amount of such withholding tax due. A holder of Common Stock Units will be entitled to receive from the Company, at the end of the Performance Period, payment of an amount in cash equal to the Dividend Equivalent Account earned (as determined under Sections 6.4 and 6.5) by the holder minus applicable federal, state and local withholding tax due.

    (a) Notwithstanding the foregoing, and at the discretion of the Committee, any Participant subject to minimum stock ownership guidelines (as established from time to time by the Committee or the Company), but failing to meet the applicable personal ownership requirement within the prescribed period may receive a number of shares of Common Stock upon payment of the Common Stock Units, subject to the following restrictions which shall remain in place until compliance with such ownership guidelines is attained:

      (1) The number of shares subject to the restrictions shall be equal to the total number of Common Stock Units being paid out, minus the number of shares of Common Stock used to pay applicable federal, state and local withholding tax on the total payment of such Common Stock Units.

      (2) Other than transfers to family members or trusts that are permitted in accordance with the applicable stock ownership guidelines, and that will not result in a reduction in the level of ownership attributable to the Participant under such guidelines, the Participant shall be prohibited from effecting the sale, exchange, transfer, pledge, hypothecation, gift or other disposition of such shares of Common Stock until the earlier of:

              (i) attainment of compliance with applicable stock ownership guidelines;

              (ii) the Participant's death, retirement, or permanent
            disability (as determined by the Committee); or

              (iii) occurrence of the Participant's Employment Termination
            Date, for any reason other than Just Cause.

      (3) These restrictions shall apply to any new, additional or different securities the Participant may become entitled to receive with respect to such shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company.

    (b) Until such time as the restrictions hereunder lapse, the shares will be held in "book-entry form" and appropriate notation of these restrictions will be maintained in the records of the Company's transfer agent and registrar. Any share certificate representing such shares will bear a conspicuous legend evidencing these restrictions, and the Company may require the Participant to deposit the share certificate with the Company or its agent, endorsed in blank or accompanied by a duly executed irrevocable stock power or other instrument of transfer.

  6.7 Death, Disability or Retirement.

    (a) Upon the occurrence of a Participant's Employment Termination Date, by reason of death, permanent disability or retirement (as each is determined by the Committee) prior to the end of the Performance Period:

      (1) in the case of an award of Common Stock Units made pursuant to
    Section 6.1(a) hereof and conditioned upon the Participant's continued employment, the conditions to payout, if any, shall be determined by the Committee and shall be as set forth in the agreement granting the Common Stock Units.

      (2) in the case of an award of Common Stock Units made pursuant to
    Section 6.1(b) hereof and conditioned upon the attainment of certain predetermined performance objectives, no portion of the Participant's Common Stock Units and the Dividend Equivalent Account related to such award shall be forfeited, and the Common Stock Units, together with related Dividend Equivalents, shall be paid out as though such Participant continued to be an employee or director of the Company through any applicable Performance Period, and as, if, and when the applicable Performance Goals have been met.

  6.8 Termination of Employment. Except as provided in Sections 6.7 and 6.9, or as determined by the Committee, 100% of all Common Stock Units of a Participant under the

Plan shall be forfeited and the Dividend Equivalent Account shall be forfeited upon the occurrence of the Participant's Employment Termination Date prior to the end of the Performance Period, and in such event the Participant shall not be entitled to receive any Common Stock or any payment of the Dividend Equivalent Account regardless of the level of Performance Goals achieved for the respective Performance Periods.

  6.9 Change in Control. In the event of a Change in Control, all the Participant's outstanding Common Stock Units shall be payable to the Participant in cash or stock, as follows:

    (a) if pooling of interests accounting treatment is to be used with respect to such Change in Control, the Participant will receive shares of Common Stock equal in number to the total number of Common Stock Units granted to such Participant; or

    (b) if pooling of interests accounting treatment is not to be used with respect to such Change in Control, the Participant will be paid an amount in cash equal to the number of Common Stock Units outstanding multiplied by the Market Price as defined in Section 5.4. Such amount will be reduced by the applicable federal, state and local withholding taxes due.

  The cash or stock, as the case may be, shall be paid out to the Participant no later than ninety (90) days following the date of occurrence of such Change in Control (the "CSU Payout Date"), regardless of whether the applicable Performance Period has expired or whether performance targets have been met. There will be no adjustment for any Performance Factors described in Section 6.5.

  On or before the CSU Payout Date, and regardless of whether pooling of interests accounting treatment is to be used with respect to such Change in Control, the Participant will be paid an amount in cash equal to the value of the amounts accrued in the Participant's Dividend Equivalent Account immediately preceding the Change in Control. Payout of Common Stock Units and the Dividend Equivalent Account shall be made to each Participant:

    (c) who is employed by the Company on the CSU Payout Date; or

    (d) whose employment relationship with the Company is terminated:

      (1) as a result of any Qualifying Termination prior to the CSU Payout Date; or

      (2) as a result of death, permanent disability or retirement (as each is determined by the Committee), that has occurred prior to the CSU Payout Date.

  The Committee may establish, at the time of the grant of Common Stock Units, other conditions which must be met for payout to occur. These conditions shall be set forth in the Committee's resolution granting the Common Stock Units and in the Agreement with the holder.

                                  ARTICLE VII

                                 Miscellaneous

  7.1 General Restriction. Each award under the Plan shall be subject to the requirement that if, at any time, the Committee shall determine that:

    (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law; or

    (b) the consent or approval of any government regulatory body; or

    (c) an agreement by the recipient of an award with respect to the disposition of shares of Common Stock,

is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, then such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

  7.2 Accounting and Tax Treatment for Change in Control. Notwithstanding anything in this Plan to the contrary, in the event of a Change in Control, the Committee shall not have the right to take any actions described in the Plan that would make the Change in Control ineligible for pooling of interests accounting treatment or that would make the Change in Control ineligible for desired tax treatment if, in the absence of such right, the Change in Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change in Control.

  7.3 Non-Assignability. Awards under the Plan shall not be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution except as otherwise determined by the Committee. Accordingly, during the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative, unless the Committee determines otherwise.

  7.4 Right to Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company, to continue to be nominated or serve on the Board of Directors, or affect any right which the Company may have to terminate the employment of such Participant.

  7.5 Non-Uniform Determinations. The Committee's determinations under the Plan (including without limitation, determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards, and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

  7.6 Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until shares of Common Stock are issued on behalf of such recipient in "book-entry" form, in the records of the Company's transfer agent and registrar, or certificates have been issued for such shares.

  7.7 Leaves of Absence. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (b) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leaves of absence.

  7.8 Newly Eligible Employees. The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

  7.9 Adjustments. In any event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, the Option Price of Options theretofore granted under the Plan, the number of Common Stock Units theretofore awarded under the Plan and any and all other matters deemed appropriate by the Committee.

  7.10 Amendment of the Plan.

  (a) The Committee may, without further action by the shareholders and without receiving further consideration from the Participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

  (b) The Committee may at any time, and from time to time, modify or amend the Plan, or any award granted under the Plan, in any respect; provided, however, that, without shareholder approval the Committee may not:

    (1) increase the maximum award levels established in Section 2.7, including the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 7.9);

    (2) extend the term during which an Option may be exercised beyond ten years from the date of grant; or

    (3) alter the terms of any Option to reduce the Option Price, or cancel any outstanding Option award and replace it with a new Option, having a lower Option Price, where the economic effect would be the same as reducing the Option Price of the cancelled Option.

  Except as provided in Section 7.10(a) above, no termination, modification or amendment of the Plan (or any award granted under the Plan), shall, without the consent of a Participant, affect the Participant's rights under an award previously granted.

                                [LOGO OF SUNOCO]
                                  Sunoco, Inc.

                                 Visit our site
                             on the World Wide Web

                            http://www.SunocoInc.com

[LOGO OF SUNOCO]

                            Your Vote is Important!

                      You can vote in one of three ways:

OPTION 1: Vote by Telephone - Call 1-877-290-2604 and respond to a few simple questions after entering the Control Number below. Telephone voting closes at 11:59 p.m. Eastern U.S. Time on Wednesday, 05/02/01.*

          Call on a touch-tone telephone           Your Control Number is:
          1-877-290-2604 anytime. There
          is no charge for this call.            For Telephone/Internet Voting
            [GRAPHIC OF TELEPHONE]                   [GRAPHIC OF COMPUTER]

OPTION 2: Vote by Internet - Access http://www.proxyvoting.com/sunoco and respond to a few simple prompts after entering the Control Number above. Internet voting closes at 11:59 p.m. Eastern U.S. Time on Wednesday, 05/02/01.*

          Your telephone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

OPTION 3: Vote by Mail - If you do not wish to vote using a touch-tone telephone or the Internet, complete and return the proxy card below in the envelope provided.*

          Whichever method you choose, please vote promptly.

          *In order to allow the SunCAP Trustee adequate time to vote the shares held in that plan, voting instructions from SunCAP participants must be received no later than 5:00 p.m. Eastern U.S. Time on Tuesday, May 1, 2001.

Fold and Detach Here                                        Fold and Detach Here
--------------------------------------------------------------------------------
[LOGO OF SUNOCO]                  THIS PROXY AND VOTING INSTRUCTION CARD IS
Sunoco, Inc.                      SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Ten Penn Center                   OF SUNOCO, INC. FOR THE MAY 3, 2001 ANNUAL
1801 Market Street                MEETING OF SHAREHOLDERS OR ANY ADJOURNMENTS
Philadelphia, PA 19103-1699       THEREOF.

The undersigned appoints J.G. DROSDICK and A.C. MULE' and each of them, with full power of substitution, as proxies and attorneys-in-fact (the "Proxies") to vote as indicated all shares of Sunoco, Inc. Common Stock, which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the 2001 Annual Meeting. This proxy card also provides voting instructions for shares held for the account of the undersigned, if any, in the Sunoco, Inc. Capital Accumulation Plan ("SunCAP"). For additional explanatory information, see the "Questions and Answers" section of the accompanying proxy statement.


SIGNATURE                      SIGNATURE                           DATED
         ---------------------          -----------------------         --------
Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title. If stock is jointly owned, each joint owner should sign.
                           CONTINUED ON REVERSE SIDE

This proxy and voting instruction card, when properly executed, will be voted by the Proxies in the manner designated below. For shares not held in SunCAP, if this proxy and voting instruction card is returned signed, but there is no indication of a vote or if it is not clear which box is checked, the Proxies will vote FOR proposals (1) through (4) and AGAINST proposal (5). SunCAP shares will be voted in accordance with the terms of that plan.

The Board of Directors unanimously recommends a vote FOR proposals (1) through
                                                     -------------------------
(4) and AGAINST proposal (5).
----------------------------

(1) Election of a Board of Directors

01 - R. E. Cartledge  04 - M. J. Evans      07 - R. B. Greco    10 - N. S. Matthews   13 - A. B. Trowbridge  FOR All   WITHHOLD From
02 - R. J. Darnall    05 - U. F. Fairbairn  08 - J. G. Kaiser   11 - R. A. Pew                               Nominees   All Nominees
03 - J. G. Drosdick   06 - T. P. Gerrity    09 - R. D. Kennedy  12 - G. J. Ratcliffe                         listed        Listed
                                                                                                              [_]           [_]



TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE (TO ABSTAIN), LIST NOMINEE'S
NAME:
     ---------------------------------------------------------------------------

(2) Approval of the Sunoco, Inc.       [_] FOR     [_] AGAINST     [_] ABSTAIN
    Executive Incentive Plan:

(3) Approval of the Long-Term          [_] FOR     [_] AGAINST     [_] ABSTAIN
    Performance Enhancement Plan II
    ("LTPEP II"):

(4) Approval of the appointment of     [_] FOR     [_] AGAINST     [_] ABSTAIN
    Ernst & Young LLP as independent
    auditors for fiscal year 2001:

(5) A shareholder proposal regarding   [_] FOR     [_] AGAINST     [_] ABSTAIN
    the nomination of directors, if
    such proposal is properly presented
    at the meeting:

[_] Please check ONLY if you plan to attend the 2001 Annual Meeting. Admission tickets are required and will be mailed to you.
[_] Please check if you do not wish to receive an Annual Report for this account.
[_] Please check if in the future you would like to view the Annual Report and Proxy Statement electronically via the Internet instead of receiving them in the mail. Your consent will remain effective, and will apply to future Annual Meeting materials, until revoked.

Please sign and date your proxy card on the reverse side and return it promptly in the envelope provided.